                                  APPENDIX B

                        INDEPENDENT ENGINEER'S REPORT

          ANALYSIS OF SALTON SEA GUARANTORS, PARTNERSHIP GUARANTORS
                            AND ROYALTY GUARANTORS

                                 PREPARED FOR

                        SALTON SEA FUNDING CORPORATION


                                JULY 18, 1995


                                COPYRIGHT 1995
                   STONE & WEBSTER ENGINEERING CORPORATION
                               DENVER, COLORADO

                              TABLE OF CONTENTS

 SECTION     TITLE                                                           PAGE
- -----------  -----------------------------------------------------------  --------
1.0          Executive Summary and Conclusions .......................... B-1
1.1          Executive Summary .......................................... B-1
1.2          Scope of Work .............................................. B-4
1.3          Conclusions ................................................ B-4
2.0          Project Overview ........................................... B-5
2.1          General Description of Magma Projects and Processes  ....... B-5
2.2          Management and Organization ................................ B-6
2.3          Salton Sea Projects ........................................ B-6
2.4          Partnership Projects ....................................... B-7
2.5          Royalty Projects ........................................... B-8
3.0          Salton Sea Expansion ....................................... B-9
3.1          Capacity Expansion ......................................... B-9
3.2          pH Modification Process .................................... B-9
3.3          Engineering Services Agreement ............................. B-10
3.4          Schedule ................................................... B-11
3.5          Cost Estimate .............................................. B-11
4.0          Project Operations ......................................... B-12
4.1          Salton Sea Projects ........................................ B-13
4.2          Partnership Projects ....................................... B-14
5.0          Project Contracts .......................................... B-16
5.1          Power Purchase Agreements and Related Agreements  .......... B-16
5.2          Geothermal Sales Contracts ................................. B-21
5.3          Solids Disposal Agreements ................................. B-22
5.4          Operating and Maintenance and Administration Agreements  ... B-22
5.5          Support Services Agreement ................................. B-23
6.0          Funding Corporation Affiliates and Participants  ........... B-24
6.1          California Energy Company, Inc. (California Energy)  ....... B-24
6.2          Magma Power Company (Magma) ................................ B-24
6.3          Dow Engineering Company (Dow) .............................. B-24
6.4          Southern California Edison (SCE) ........................... B-24
7.0          Permitting and Environmental ............................... B-25
7.1          Operating Plants ........................................... B-25
7.2          Salton Sea Expansion ....................................... B-25
8.0          Assessment of Financial Projections ........................ B-25
8.1          Base Case Assumptions ...................................... B-25
8.2          Base Case Financial Projections ............................ B-26
8.3          Sensitivity Analysis ....................................... B-29

                                 ATTACHMENTS

 NO.     TITLE
 ---     -----
  1      Assumptions and Documents Reviewed
  2      Financial Projections

                                 SECTION 1.0

                      EXECUTIVE SUMMARY AND CONCLUSIONS

1.1 EXECUTIVE SUMMARY

   Presented herein are the review and analyses (the Report) by Stone & Webster Engineering Corporation (Stone & Webster) for the proposed issuance of securities by Salton Sea Funding Corporation (Funding Corporation). Magma Power Company (Magma), a wholly owned subsidiary of California Energy Company, Inc. (California Energy), has established Funding Corporation to issue notes and bonds to investors guaranteed by, and to make loans to, each of the Salton Sea Guarantors, the Partnership Guarantors, and the Royalty Guarantor (Guarantors) secured by assets relating to eight operating power plants and one plant under construction consisting of the following:

   o The Salton Sea Units I, II, III and IV (Salton Sea Projects), including brine modification (pH Modification) and a planned capacity increase (collectively, the Salton Sea Expansion).

   o Partnership interests in the Vulcan, Del Ranch, Elmore, and Leathers Projects (the Partnership Projects), and

   o Royalty and other payments received through Magma, Vulcan Power Company, and California Energy Operating Company (CEOC) from the Vulcan, Del Ranch, Elmore, Leathers, and East Mesa Projects (the Royalty Projects). The Salton Sea Projects, Partnership Projects and the Royalty Projects are collectively referred to herein as the Projects.

   The Salton Sea Units I, II and III are owned by Salton Sea Power Generation L.P. (SSPG) and purchase geothermal brine and steam from Salton Sea Brine Processing L.P. (SSBP). SSPG and Fish Lake Power Company (FLPC) are owners of the Salton Sea Unit IV Project. SSPG, SSBP and FLPC are referred to collectively as the "Salton Sea Guarantors." Magma owns a 99 percent limited partnership interest in SSBP and the Salton Sea Power Company (SSPC) owns a one percent general partnership interest in each of SSBP and SSPG. SSBP owns a 99 percent limited partnership interest in SSPG.

   The Partnership Guarantors are Vulcan Power Company and CEOC. Vulcan Power Company is 99 percent owned by Magma and 1 percent owned by the Funding Corporation and owns a 50 percent partnership interest in Vulcan/BN Geothermal Power Company (the Vulcan Project). The remaining 50 percent is owned by BNG, a subsidiary of Mission Energy Company. CEOC, 99 percent owned by Magma and 1 percent owned by the Funding Corporation, owns a 40 percent general partnership in each of Leathers, L.P. (the Leathers Project), Del Ranch, L.P. (the Del Ranch Project) and Elmore, L.P. (the Elmore Project). Magma owns a 10 percent limited partnership interest in each of the Leathers, Del Ranch, and Elmore Projects. The remaining 50 percent ownership interest in the Leathers, Del Ranch and Elmore Projects is owned indirectly by Mission Energy Company.

   Salton Sea Royalty Company, the Royalty Guarantor, is 99 percent owned by Magma and 1 percent owned by the Funding Corporation. The Royalty Guarantor will receive royalties and other payments from each of the Royalty Projects, except Vulcan.

   Funding Corporation intends to issue $475 million of senior secured notes and bonds (Securities). The net proceeds of the Securities will be used to
(i) refinance a portion of the debt incurred by California Energy to acquire Magma, (ii) refinance certain project level debt at the Salton Sea Projects, and (iii) finance the Salton Sea Expansion.

   The Salton Sea Projects and the Partnership Projects are located in Imperial County, California in the Salton Sea area and sell power to Southern California Edison Company (SCE) in accordance with power purchase contracts and related agreements for transmission system interconnection (see Project Contracts). A map showing the location of the Salton Sea and Partnership Projects is provided in Figure 1-1 and an overview of the Projects is presented in Table 1-1. The steam modification plan (pH Modification), which is to be completed as part of the Salton Sea Expansion, should enable Magma to reduce operating and maintenance costs and increase unit availability at the Salton Sea Projects. Dow Engineering

Company (Dow) is the engineering, procurement, and construction management contractor for the Salton Sea Expansion. As of mid-June 1995, the Salton Sea Expansion was approximately 30 percent complete. Construction progress to date is on schedule and overall completion of the Salton Sea Expansion is currently expected in mid-year 1996. The Salton Sea Projects and Partnership Projects are operated by CEOC and have been in commercial operation for several years using brine purchased in accordance with certain geothermal sales contracts. The Salton Sea Projects were originally developed, owned, and operated by Union Oil Company of California (Unocal) and were commissioned in 1982, 1990, and 1989 respectively.

   The Salton Sea Expansion will include the construction of a new Salton Sea Unit IV which will enable Magma to sell an additional 39.6 MW of power to SCE under a 30 year power purchase agreement (Salton Sea Unit IV PPA).

   The commercial operation dates for the Partnership Projects range from 1986 to 1990. The Partnership Projects pay royalties to third parties that own interests in the geothermal resources for the Partnership Projects and to Magma. Magma also receives royalty revenues from the East Mesa Project. Royalty payments are based on each Project's revenues.

                                  TABLE 1-1

                           OVERVIEW OF THE PROJECTS

                        FACILITY       NET
                          NET       OWNERSHIP    YEARS OF
                        CAPACITY    INTEREST    COMMERCIAL     CONTRACT      CONTRACT       POWER
                        (IN MW)      (IN MW)     OPERATION    EXPIRATION       TYPE       PURCHASER
                      ----------  -----------  ------------  ------------ ------------  -----------
SALTON SEA PROJECTS
Salton Sea I ........  10          10          8              6/2017      Negotiated         SCE
Salton Sea II .......  20          20          5              4/2020           SO4           SCE
Salton Sea III ......  49.8        49.8        6              2/2019           SO4           SCE
Salton Sea IV .......  39.6        39.6        --            CO+30(1)     Negotiated         SCE
                      -----       -----
   Subtotal ......... 119.4       119.4

PARTNERSHIP PROJECTS
Elmore ..............  38          19          6             12/2018           SO4           SCE
Del Ranch ...........  38          19          6             12/2018           SO4           SCE
Leathers ............  38          19          5             12/2019           SO4           SCE
Vulcan ..............  34          17          9              2/2016           SO4           SCE
                      -----       -----
   Subtotal ......... 148          74

THIRD PARTY ROYALTY
 PROJECT
East Mesa ...........  37           0          6               CO+30           SO4           SCE
                      -----       -----
Total ............... 304.4       193.4
                      =====       =====

- ---------------

   (1)  Expected commercial operation ("CO") mid-year 1996.

                            FIGURE 1-1
                         PLANT LOCATION MAP

 1.2 SCOPE OF WORK

   Stone & Webster, as Independent Engineer, has reviewed certain technical, environmental and economic aspects of the Projects as listed below:

   o  Status of environmental permitting and compliance

   o  Plant design

   o  Plant performance

   o  Operations and maintenance

   o  Financial projections

   o  Plant management

   o  Contracts

   o  Capital costs associated with Salton Sea Expansion program

   o  Salton Sea Expansion construction progress to date

   Stone & Webster conducted this analysis and prepared this report utilizing reasonable care and skill in applying methods of analysis consistent with normal industry practice. In the preparation of this report and the opinions expressed, Stone & Webster has made certain assumptions with respect to conditions which may exist or events which may occur in the future. Assumptions and documentation relied upon by Stone & Webster in the preparation of this report are provided in Attachment 1.

1.3 CONCLUSIONS

   Based on our review, we have reached the following conclusions:

Operations and Performance

   o The Projects use commercially proven technology and are operated in accordance with recognized utility industry practices.

   o The Projects can be expected to operate commercially beyond the final maturity of the Securities.

   o Principal project participants possess the necessary experience to successfully fulfill their project obligations.

   o Operating plant capacity factors used in the financial projections are reasonable based on actual performance for the operating years commencing in 1991.

   o The Salton Sea Projects and Partnership Projects should continue to operate in accordance with all relevant current permit conditions and environmental laws.

Financial Projections

   o Stone & Webster developed an economic/financial model which represents our judgment of the projected performance of the Guarantors. The assumptions underlying the economic/financial model are reasonable, and the projected operating results reasonably represent the future financial profile of the Guarantors.

   o Projected operating and maintenance costs and capital expenditures for major maintenance are reasonable and representative of the planned operations of the Salton Sea and Partnership Projects.

   o Base case financial projections indicate that revenues are adequate to pay operations and maintenance expenses and provide sufficient cash flow available for debt service with base case debt service coverage ratios of
1.51 minimum and 1.95 average.

   o The financial projections remain stable across a wide range of sensitivities and avoided cost assumptions.

 Salton Sea Expansion

   o The Salton Sea Expansion technology is proven and reliable. The Salton Sea Expansion expected completion date of June 1996 is achievable and the scope of work is within demonstrated capabilities of the principal project participants.

   o The Salton Sea Expansion should meet expected performance criteria and should comply with all applicable environmental regulations.

   o The Salton Sea Expansion capital cost budget of $135 million is adequate. A substantial budgeted contingency combined with an unlimited cost overrun commitment from California Energy plus Dow's substantial prior experience with these plants mitigates the risk of cost overruns.

   o All necessary discretionary permit approvals have been obtained for the completion of the Salton Sea Expansion.

   o The pH Modification technology is proven and reliable. It has been installed and has operated successfully for five years at Salton Sea Unit II. As proven by the operating history at Salton Sea Unit II, the pH Modification program when installed should increase availability and decrease costs consistent with assumptions in the financial projections.

Project Contracts

   o Major project contracts for the Salton Sea Projects and Partnership Projects, including power purchase agreements, construction contracts, major subcontracts, and related contracts for transmission system interconnection appear reasonable from a technical perspective and are consistent with the financial projections.

   o Power purchase agreements and transmission contract terms extend well beyond the term of the Securities.

                                 SECTION 2.0

                               PROJECT OVERVIEW

2.1 GENERAL DESCRIPTION OF MAGMA PROJECTS AND PROCESSES

   The Salton Sea and Partnership Projects are located in the Salton Sea Known Geothermal Resource Area (SSKGRA) and are within a central radius of approximately five miles. A map showing plant locations is provided in Figure 1-1.

   Hot brine from a geothermal resource is flashed into high pressure, standard pressure, and low pressure steam which is expanded through steam turbine generators to produce electric power. The steam is condensed and then used for cooling tower make-up. Excess condensate is injected back into the geothermal reservoir. Noncondensible gases are removed from the condenser and dispersed to the atmosphere through the cooling tower plume. Brine from the steam flash process is further processed to remove solids or maintain them in solution and is injected back into the geothermal reservoir. The Salton Sea and Partnership Projects employ proven geothermal resource flash technology which has been commercially operated worldwide for over 30 years.

   Plant design and operation are affected by the geothermal resource which, in the SSKGRA, is relatively high in solids content at approximately 250,000 to 300,000 parts per million. With the exception of Salton Sea Unit II, the operating plants utilize the crystallizer reactor clarifier (CRC) process to control scaling and to precipitate solids. The majority of the solids are disposed of in a landfill and the remainder are recycled to the crystallizers to promote crystal growth ("seeding") to control scaling on vessel walls. Salton Sea Unit II utilizes the pH Modification resource production process to control scaling. Implementation of this process under the Salton Sea Expansion is expected to simplify resource handling in a similar fashion, thus improving availability and reducing costs. This process involves injection of a pH modification agent into the liquid brine resource to maintain solids in solution so that the brine may be injected directly into the reservoir without removal of the solids.

    Noncondensable gases from the Salton Sea and Partnership Projects are removed from the condensers for efficient power generation and turbine operation using a combination of steam jet ejectors and vacuum pumps. Systems for abatement of hydrogen sulfide present in the noncondensable gases are not currently required for the Salton Sea and Partnership Projects since ambient hydrogen sulfide concentrations are at acceptable levels. However, due to additional resource required by the Salton Sea Expansion, the Authority to Construct Permits require hydrogen sulfide abatement systems for Salton Sea Units I, II, III and IV which will be installed as part of the Salton Sea Expansion. The technology for such abatement systems is proven and reliable.

   The cooling systems for all operating projects consist of surface condensers and wet mechanical draft cooling towers. Balance-of-plant systems are provided to support each operating plant. The necessary fire protection systems are provided, including cooling tower wetdown systems which keep the tower wet during shutdown periods, and fire monitors which are provided at grade around the perimeter of each tower. Brine is injected into the reservoir with injection pumps after solids processing. Brine ponds are provided at each plant for temporary storage of brine during startup/shutdown periods and for emergency use. Standby diesel generators are available to support plant safety systems during shutdowns.

2.2 MANAGEMENT AND ORGANIZATION

   A Region Superintendent of the Salton Sea Projects and the Partnership Projects is responsible for operations, maintenance, and plant performance. Each Project is managed by a Plant Superintendent who is responsible for the onsite staff and overall operation of the plant. The plant staff consists of an Operations Supervisor, Maintenance Supervisor, lab technician and secretary. The Operations Supervisor is responsible for four operating crews which have a control operator, and three plant outside operators. A lab technician is onsite full time, but is assigned to the central lab. The Maintenance Supervisor is responsible for both the instrument and electrical technicians and the mechanics. The plants have onsite staff trained to conduct routine maintenance activities. When additional manpower is required, the central maintenance shop provides the necessary staff. These organizations and staffings are typical for plants of these types.

   All of the plants utilize the same organizational structure although some plants have larger on-site maintenance staffs than others. There is an ongoing effort to standardize plant staffing and operations. As part of this plan, maintenance and spare parts were centralized in April 1995 to reduce cost.

   Stone & Webster considers the overall operating and maintenance organization adequate to support operation of the Salton Sea and Partnership Projects. The regional concept appears to be effective and should provide operating and maintenance cost reductions. When the Computerized Maintenance Management System (CMMS) is fully implemented, later in 1995, work order control and inventory control will be further optimized resulting in reduced costs.

2.3 SALTON SEA PROJECTS

   Salton Sea Unit I has been in service since 1982. Power generation equipment consists of a 10 MW Fuji steam turbine operating with standard pressure (SP) steam produced by CRC technology. This process also produces high pressure (HP) and low pressure (LP) steam. The generation voltage of
13.8 kV is stepped up to 34.5 kV providing electrical power to SCE.

   Salton Sea Unit II was placed in service in 1990. A total of three steam turbines produce electrical power. A 4 MW Rotoflow turbine utilizes HP steam and exhausts to the SP steam header. In addition, an 11 MW Mitsubishi turbine operates on SP steam, and a 5 MW steam turbine utilizes LP steam. Salton Sea Unit II is the only plant currently operating with the pH Modification process. This process is described in more detail in Section 3.2. The Mitsubishi turbine-generator produces electrical power at 4160 volts which is stepped-up to 13.8 kV; the other generators produce power at 13.8 kV. One transformer steps-up power from these three generators to 92 kV for transmission by the Imperial Irrigation District (IID) to the Rancho Mirage substation for sale to SCE.

   Salton Sea Unit III is a 49.8 MW plant with a Mitsubishi turbine that operates on SP and LP steam produced from the CRC Process. The turbine is a 5-stage, dual flow, condensing turbine. Three stages of steam jet air ejectors remove noncondensible gases from the steam. Operational flexibility is provided by steam jet air ejector trains used to respond to varying noncondensible gas content. Commercial operation was declared on February 14, 1989. Power is stepped up to 92 kV for transmission by the IID to the Rancho Mirage substation for sale to SCE.

   Salton Sea Units I, II, and III are managed by a Region Superintendent and each unit is operated by an operating and maintenance supervisor. The operations programs include safety, training, and operating procedures. Maintenance programs include a CMMS, training, and spare parts inventory control.

Safety

   CEOC, the Operator of the Vulcan, Del Ranch, Elmore, and Leathers Projects, has an established safety program based on a corporate safety manual. Several safety procedures were reviewed and found to be consistent with general industry practices. CEOC utilizes a "Safe Work Permit" that must be obtained by maintenance personnel prior to starting any work and a plant lockout/tagout procedure for isolating systems for maintenance and personnel protection.

Training

   The Salton Sea Projects have a very comprehensive training and operator certification program. There are four classifications of operators: 1, 2, 3, and control operator. Each classification has a Certification Manual. The manual, tests, and information are developed according to the organizational structure of the individual plant. The program includes tests conducted by a training department and plant walk-through test conducted by the Training Review Board. In Stone & Webster's opinion, the program is generally better than that found in most plants.

Operating Procedures

   Operating Procedures are in place for the Salton Sea Projects. They included step-by-step methods for startup, normal operation, and shutdown of the Projects. Stone & Webster's review determined that the operating procedures were satisfactory.

Maintenance Programs

   Maintenance at each plant is supervised by a Maintenance Supervisor. Whenever possible, most of the maintenance is performed in the centralized maintenance shop. The Salton Sea Projects are scheduled to start using the CMMS later in 1995, which will improve management of plant maintenance activities.

   Stone & Webster's review of the plants during a site walk-through found the plants to be well maintained. Plant personnel indicated that spare parts were generally available when required. Spare parts tracing should be further improved when the CMMS is in service.

   Salton Sea Units I and II are located adjacent to the Salton Sea; the shoreline has appropriate dikes and levies (installed and maintained jointly by the project operating company and the Imperial Irrigation District) to protect these units from increases in the Salton Sea water level. The dikes appear to be adequately maintained. Salton Sea Unit III is located approximately 0.5 miles from the Salton Sea.

2.4 PARTNERSHIP PROJECTS

   The Vulcan Project was commissioned in February 1986. An HP and LP turbine generate electrical power for transmission to SCE via IID lines. Noncondensible gases are directed to the cooling tower using two stages of steam jet air ejectors and one vacuum pump. Each of these components has at least one spare. A standby diesel generator is available to provide emergency power. Solids precipitated from the CRC process are monitored for metals concentrations and hauled by truck to a permitted landfill. Covered storage on a concrete slab is provided onsite.

   Electrical power is generated at 14.4 kV and is transmitted to SCE over 92 kV IID lines. The Del Ranch and the Vulcan Projects are connected via an electrical tie-line.

    The Vulcan Project operating and maintenance programs, safety program, training program, and operating procedures are similar to those programs and procedures in place at the Salton Sea Projects. Currently, Vulcan spare parts inventory is not completely covered by the CMMS. There is an ongoing effort to centralize all plant spare parts and control inventory with the CMMS. Consumable spares such as pipe fittings, nuts and bolts are currently stored onsite. There are plans to implement centralized spare parts storage which should result in significant cost savings.

   Outage planning for major overhauls is done by central maintenance with input from the sites. Major overhauls are scheduled every two years with mini-outages (three to five days) scheduled each spring in preparation for the summer peak runs. Specialized maintenance such as electrical protective relay calibration is done by local contractors. The plant operates reliably primarily as a result of this maintenance and overhaul scheduling practice.

   The Del Ranch Project achieved commercial operation in October 1988. The plant is very similar to the Vulcan Project. A dual pressure 9 stage Fuji turbine produces electrical power for transmission to SCE via IID. A heat recovery system is employed in the steam production cycle which utilizes steam from the initial flash of the resource as the heat source to a reboiler which, in turn, produces clean HP steam from condensate. This clean HP steam is combined with HP steam from the HP crystallizer and is directed to the turbine. LP steam is also produced from the LP crystallizer. Steam scrubbers are used for both the HP and the LP steam supplies to the turbine to ensure a clean, dry supply of steam. Noncondensible gases are removed from the condenser by one steam jet air ejector followed by a vacuum pump and are dispersed to the atmosphere by the cooling tower plume. Spare noncondensible gas removal equipment is available. Solids are handled in a similar manner to the Vulcan Project. One 480 volt and one 4160 volt diesel generator are available to provide emergency power and black start capabilities.

   Stone & Webster reviewed the safety program, training program, operating procedures, and maintenance programs and found them to be similar to those implemented at the Vulcan Project.

   Commercial operation was achieved at the Elmore Project in December 1988 and at the Leathers Project in January 1990. These two plants are identical in all major design respects to the Del Ranch Project, including the main turbine. Three spare turbine rotors and two spare sets of diaphragms are stored for the Del Ranch, Elmore, and Leathers Projects.

   The safety programs, training programs, and operating procedures at both plants are also similar to the Salton Sea Projects. Stone & Webster considers these programs satisfactory and supportive of prudent plant operations.

   The Elmore Project has its own maintenance staff. Central maintenance and the CMMS are used for spare parts. The Elmore Project is on a two-year turnaround schedule with most of the planning done on-site. Major turnarounds are scheduled for 12 days and include process valve maintenance, cleaning, and descaling of process pipe and vessels. This is the first of the Partnership Projects to use a computer based system for preventative and routine maintenance planning. Spare pipe spool pieces have been fabricated for those piping systems prone to frequent scale build-up. These spool pieces can be installed much faster than descaling the installed pipe. The program appears to be effective.

2.5 ROYALTY PROJECTS

   Magma receives royalties, fees and other payments ("Royalties") from the Leathers, Del Ranch and Elmore Projects based on a percentage of each project's annual revenue. Total Royalties from these Partnership Projects paid to Magma annually are projected to be $37,553,000 in 1995 increasing to $46,196,000 in 1998. Thereafter Royalties are projected to step-down as revenues from the three Partnership Projects experience avoided cost pricing. The Royalties from the Leathers, Del Ranch and Elmore Projects are included in the financial projections.

   Magma also receives Royalties based on a percentage of revenue from the East Mesa Project. Royalties from the East Mesa Project paid to Magma annually are projected to be $1,229,000 in 1995 increasing to $1,465,000 in 1998. Thereafter Royalties are projected to step-down as variable energy revenues from the East Mesa Project experience avoided cost pricing.

                                  SECTION 3.0

                             SALTON SEA EXPANSION

3.1 CAPACITY EXPANSION

   A new steam turbine generator will be installed near the Salton Sea Unit III site to provide additional capacity of 39.6 MW pursuant to the combined Salton Sea Unit IV PPA. The new steam turbine generator will be located near the Salton Sea Unit III site in order to optimize the capacity expansion design. The capacity expansion design is based on the use of HP, SP, and LP steam for electrical power production. In addition to the installation of new steam and brine process equipment, piping, wells, and power generation equipment; the capacity expansion involves modification of existing steam and brine processing equipment, piping, and control systems at Salton Sea Units I, II, and III and interconnection of various steam lines.

   Three new resource wells, three new brine injection wells, and associated piping will be installed to provide additional HP and SP steam and brine injection capability to support the installation of the new turbine generator. Modifications to existing steam and brine injection systems at Salton Sea Units I, II, and III will be made to provide two HP and SP steam processing and brine injection trains that will be designed to accommodate pH Modification of the brine prior to injection back into the geothermal resource. The pH Modification process is described in Section 3.2.

   The pH Modification process will be installed in conjunction with the capacity expansion and together will require the installation of the following major equipment and systems:

   o New steam plant including a 47.5 MW gross steam turbine generator, cooling tower, condenser, pumps, air ejector system, hydrogen sulfide abatement system, and associated piping and valves.

   o Electrical interconnection equipment including a new transformer, switchgear building, and electrical switchyard.

   o Three new resource wells, three new brine injection wells, pumps, and associated piping, and separator vessels.

   o Corrosion resistant piping, tanks, pumps, and injection system for brine pH Modification.

   o  Instrumentation and control systems.

   o  Equipment foundations and process piping.

   A preliminary process flow diagram for the capacity expansion was reviewed to ensure that contract capacity can be achieved given adequate geothermal resource. The process flow diagram results support the capacity levels used in the financial projections.

   Train 1 consists of a new resource well and associated piping, the three existing HP steam separator vessels and a new SP steam separator vessel. Train 2 will consist of two new resource wells and associated piping, new brine injection piping, a new HP steam separator vessel, and a new SP steam separator vessel.

   The proposed capacity expansion geothermal processes and power generation technology for the capacity expansion are well proven. The General Electric turbine generator, balance-of-plant equipment, and process equipment selected for the capacity expansion is of a type used successfully in geothermal and industrial applications and the overall design is satisfactory.

   The technology for the new noncondensable gas hydrogen sulfide removal system for Salton Sea Units I, II, III, and IV required by the capacity expansion permits will be selected as part of the Salton Sea Expansion. Several proven technologies are commercially available that can meet the hydrogen sulfide emission limit requirements specified in the Authority to Construct. A reasonable cost allowance for a hydrogen sulfide removal system has been included in the capacity expansion design.

3.2 PH MODIFICATION PROCESS

   The pH Modification process used at Salton Sea Unit II lowers the pH of the geothermal resource by injection of a pH modification agent into the liquid brine stream. As a result, solids remain in solution rather than precipitate out of solution as in the CRC process used at Salton Sea Units I and III and at the Partnership Projects. Therefore, scaling is minimized and solids in solution can be injected into the reservoir. The process is a proprietary process developed by Unocal and subsequently sold to Magma. The pH Modification process was part of Unocal's original design of Unit II and has been operating successfully since 1990. The pH Modification process is expected to be installed at Salton Sea Units I and III by mid-year 1996 as described in Section 3.1.

   The geothermal resource at the Salton Sea Projects and the Partnership Projects is unique in that it contains high solids as compared to other geothermal resources. Consequently, the concept of reducing brine pH to a level where solids remain in solution reduces operating costs at these plants since solids can be injected back into the resource with the brine, significantly reducing precipitated solids handling costs. The process has been developed specifically for application at the Salton Sea and Partnership Projects and has been successfully demonstrated and operated reliably at Salton Sea Unit II. Significant benefits in the form of operating and maintenance savings are realized as a result of pH Modification in the elimination of equipment associated with the processing of the resource and solid waste handling and disposal. Projected operating and maintenance costs for the pH Modification process are approximately half that of the CRC process. pH Modification also has the following impacts:

       a. The process must inject brine at a higher temperature to ensure that solids remain in solution; therefore, less heat energy is available for conversion to electricity thus decreasing overall plant thermal efficiency.

       b. Incorporation of a design that provides for adequate LP steam for existing plants.

       c. The process results in increased plant availability realized through elimination of CRC downtime.

       d. Piping and equipment materials associated with pH Modification must be corrosion resistant. Use of titanium piping in the new wells is planned. Liquid brine piping will be cement lined steel.

   Cost versus benefits analyses support installation of the pH Modification process for the Salton Sea Projects currently using the CRC process. Based on successful demonstration of the process at Salton Sea Unit II, the process is proven and reliable and can be implemented successfully at the Salton Sea Projects.

   The pH Modification process will be installed in conjunction with the capacity expansion. The existing CRC process will remain as a redundant standby system during startup and operation of the pH Modification process and capacity expansion equipment.

3.3 ENGINEERING SERVICES AGREEMENT

   An Engineering Services Agreement between Magma and Dow dated February 1994 provides project management, process engineering, design engineering, procurement, construction management, startup, and other engineering services by Dow for Magma's benefit. This contract is a general services agreement that is applied to various Projects and is the engineering services agreement being used for the Salton Sea Expansion. Under the agreement the parties define a specific scope of services for a given project which is performed by Dow on a time and materials reimbursable cost basis. The contract arrangement facilitates completion of the Salton Sea Expansion by mid-year 1996.

   The Salton Sea Expansion is being performed under the Engineering Services Agreement in two phases.

   o Phase I consists of the design and construction of Train 1 steam processing and pH Modification.

   o Phase II consists of design and construction of Salton Sea Unit IV and related support equipment and Train 2 pH Modification and steam processing.

   The Phase I scope of work is approximately 25 percent of the entire capacity expansion and pH Modification effort. The work scope for both phases has been adequately defined. Magma estimates that approximately ten construction tasks for Phase I and II will be required under the Engineering Services Agreement to complete the Salton Sea Expansion. Turnkey construction subcontracts for individual construction tasks are intended to be negotiated.

    The budgeted cost for a reimbursable arrangement if properly managed should be less than the costs of a fixed price contract arrangement. Based on the proposed Phase I and II scope of work, it is unlikely that there would be substantial completion delays (other than by force majeure events). Stone & Webster has reviewed the Funding Corporation budget for the capacity expansion and pH Modification project and considers it reasonable based upon the proposed scope of work and a completion date of mid-year 1996. Stone & Webster considers both Funding Corporation affiliates and Dow capable of executing the work under this type of contract arrangement on schedule and within budget. In addition, California Energy is providing a cost overrun commitment for amounts, if any, which would be required to be expended in excess of the budget.

3.4 SCHEDULE

   Phase I construction of the Salton Sea Expansion commenced in January 1995 and should be completed by August 1995. Phase II work commenced in early June 1995 and is approximately 10 percent complete. The early Phase II work consists of site preparation, underground work, and foundations for the expansion. The entire Salton Sea Expansion will be completed when Phase II is completed in mid-year 1996. Phase I is expected to be in operation no later than October 1995 depending on the next available Salton Sea Unit III outage. A Salton Sea Unit III outage of approximately three days is required to tie-in the new Phase I steam processing system. Salton Sea Unit III CRC technology can be taken out of service when Phase I becomes operable.

   The Industrial Company (TIC), a recognized geothermal power plant constructor, performed services as a construction subcontractor for Phase I. Additional fixed price construction subcontracts to complete Phase II are expected to be negotiated approximately July 1995. Dow will be responsible for the startup, testing, and commissioning of the Salton Sea Expansion. Salton Sea Expansion work is proceeding within budget, and engineering and procurement activities are on schedule. As of June 1995 the entire Salton Sea Expansion is approximately 30 percent complete.

   The Salton Sea Expansion will be installed without affecting Salton Sea Unit I, II, or III operations until the systems are ready for connection to the existing systems. The plant downtime for connecting Train 1 at Salton Sea Unit III will be minimized and is estimated to be 48 hours. The outage required for the remainder of the required connections has been well planned and should be accomplished in four weeks.

   A purchase order is in the process of being placed with General Electric for the capacity expansion steam turbine generator. Quotations have been received for all other major equipment and a number of other purchase orders have been placed. All equipment purchases are fixed priced. General Electric is expected to provide performance guarantees for the steam turbine generator performance. General Electric is expected to schedule shipment of the turbine generator on December 7, 1995, which provides adequate time to meet the June 1996 completion date. General Electric is subject to substantial weekly delay damages. All other balance-of-plant equipment is expected at the site prior to January 12, 1996.

   The scheduled June 1996 completion date for the pH Modification and capacity expansion program is achievable. In Stone & Webster's opinion, the Salton Sea Unit IV PPA sunset date of June 12, 1998 should not be jeopardized since it is unlikely in the worst case that there would be a delay in excess of 120 days (for reasons other than force majeure events).

   Three additional production wells and three additional injection wells will be required. One production well has been drilled and tested, and drilling activities for the remaining wells are continuing. Completion of the drilling activities should be completed well in advance of the scheduled startup of the Salton Sea Expansion.

3.5 COST ESTIMATE

   Stone & Webster reviewed the capital cost estimate for the Salton Sea Expansion. The total capital cost is estimated at $135 million as shown in Table 3-1. This includes approximately $78.8 million for the capacity expansion, (including the capacity expansion related pH Modification and hydrogen sulfide abatement costs), and $21 million for three new production wells and three new injection wells. A contingency of approximately 7 percent of the total Project capital cost has been included, which is considered reasonable.

   The $78.8 million for the additional generation equates to approximately $1,830 per net kilowatt of new installed capacity which is comparable to the costs of other geothermal facilities requiring solids removal technology.

   Major material costs for the Salton Sea plant modifications include steam separator vessels, injection pump sets, and steam piping. The estimate for the steam plant modification cost appears reasonable.

   The $21 million cost estimate for installation of three new production wells and three new injection wells appears reasonable assuming well depths are similar to existing well depths and no unusual drilling problems are encountered.

   The $8.3 million estimate for new brine pipelines appears reasonable, assuming piping lengths required from the production wells to the plant and back to the injection wells do not increase because of changes in well drilling locations. The anticipated operating cost reductions, estimated at $4.0 million by Funding Corporation affiliates, resulting from Salton Sea pH Modifications are reasonable.

                                  TABLE 3-1
                             SALTON SEA EXPANSION
                                 CAPITAL COST

                                                $ MILLIONS
                                              ------------
Project Administration .....................     10.0
Exploration and Wellfield Development  .....     21.0
Plant Development/Construction/Contingency      104.0
                                                -----
   TOTAL ...................................    135.0

                                 SECTION 4.0
                              PROJECT OPERATIONS

   The Salton Sea and Partnership Projects use proven technology and have operated reliably since commercial operation. The most significant operating and maintenance activities for the Salton Sea and Partnership Projects are caused by geothermal resource corrosion and production of solids in the geothermal resource processing systems. These activities at the Salton Sea Projects should be significantly reduced by the implementation of the pH Modification program. The tables in the following sections summarize the operating history for each of the Salton Sea and Partnership Projects. Two capacity factor values are reported in the operating summaries for each plant. One expresses production relative to the Contract Capacity and the other expresses production relative to the plants' nominal capacity. The nominal capacity factors were used in the financial projections.

4.1 SALTON SEA PROJECTS

Salton Sea Unit I Performance Summary

   Salton Sea Unit I is nominally a 10 megawatt (MW) net output plant. Salton Sea Unit I entered commercial operation in 1982 and is not able to produce power at the 100 percent power purchase contract power output level because of steam limitations and an increase in house power load. The capacity factor for Salton Sea Unit I should increase after completion of capacity expansion and pH modification in mid 1996. The Salton Sea Unit I operating history is summarized below:

                                                                    CONTRACT     NOMINAL
           GROSS                   MW HRS     AVG. NET     AVAIL    CAPACITY    CAPACITY
           MW HRS      AVG. MW    DELIVERED      MW       FACTOR     FACTOR      FACTOR
YEAR     GENERATED    GENERATED    TO SCE      TO SCE       (%)        (%)        (%)**
- ------- -----------  ----------- ----------- ----------  --------  ----------  ----------
1986    89,208       10.38       84,066      9.78        98.08     95.97       119.96
1987    67,824        9.34       63,744      8.78        82.89     82.26        90.96
1988    89,604       10.63       84,164      9.98        95.99     96.29       120.10
1989    69,354       10.50       65,171      9.87        75.38     75.17        93.00
1990    83,160        9.93       60,766      7.26        95.56     69.36        86.71
1991    82,962       10.86       61,667      8.07        87.20     70.78        87.61
1992    90,270       10.46       66,540      7.71        98.20     75.75        94.95
1993    78,515        9.96       55,707      7.07        89.98     64.13        79.48
1994    83,844        9.59       57,637      6.59        99.82     65.81        82.24
1995*   24,660       10.44       17,205      7.29        99.86     60.39        74.67

[FN]

   Note:  *1995 data is for four months (January through April).

         **Nominal capacity is calculated after parasitic load and may vary from time to time based on operating conditions.

   The plant availability for Salton Sea Unit I for the last five years of operation has been in the 87 to 99 percent range.

Salton Sea Unit II Performance Summary

   Salton Sea Unit II is nominally a 20 MW net output plant. Salton Sea Unit II first went into commercial operation in 1990 and is meeting power purchase contract power output requirements. The Salton Sea Unit II operating history is summarized below:

                                                                                CONTRACT    NOMINAL
           GROSS                   MW HRS     AVG. NET     MW HRS      AVAIL    CAPACITY    CAPACITY
           MW HRS      AVG. MW    DELIVERED      MW       DELIVERED   FACTOR     FACTOR      FACTOR
YEAR     GENERATED    GENERATED   TO IID**     TO IID     TO SCE**      (%)       (%)        (%)***
- ------- -----------  ----------- ----------- ----------  ----------- --------  ---------- ----------
1990    106,509      16.30       106,506     16.30       101,447     74.59      77.20     64.34
1991    146,090      18.40       143,910     18.13       138,729     90.63     106.06     87.98
1992    156,897      17.97       155,892     17.85       150,710     99.42     114.38     95.58
1993    152,673      18.63       152,130     18.56       147,314     93.57     112.46     93.43
1994    157,593      18.07       150,868     17.30       150,914     99.55     114.85     95.71
1995*    48,103      18.90        48,016     18.87        45,889     99.38     106.89     88.52

[FN]

   Note:   *1995 data is for four months (January through April).

          **The megawatt hours delivered to the SCE substation which is the basis for power purchase contract are shown. The difference between the power delivered to IID and the power delivered to SCE account for the transmission line losses in the IID distribution system.

         ***Nominal capacity is calculated after parasitic load and may vary from time to time based on operating conditions.

   The plant availability and power purchase contract capacity factors since commercial operations have averaged 91.6 percent and 105 percent, respectively.

Salton Sea Unit III Performance Summary

   Salton Sea Unit III is nominally a 49.8 MW net output plant. Salton Sea Unit III first went into commercial operation in February 1989 and is meeting power purchase contract output requirements. The Salton Sea Unit III operating history is summarized below:

                                                                                CONTRACT    NOMINAL
           GROSS                   MW HRS     AVG. NET     MW HRS     AVAIL     CAPACITY   CAPACITY
           MW HRS      AVG. MW    DELIVERED      MW       DELIVERED   FACTOR     FACTOR     FACTOR
YEAR     GENERATED    GENERATED   TO IID**     TO IID     TO SCE**     (%)        (%)       (%)***
- ------- -----------  ----------- ----------- ----------  ----------- -------- ----------  ----------
1990    405,792      50.13       388,342     47.98       377,407     92.40     90.83      86.51
1991    463,372      53.03       444,392     50.86       430,614     99.74    103.49      98.71
1992    433,152      52.91       414,322     50.61       402,211     93.47     96.53      92.20
1993    470,304      54.04       448,694     51.56       435,247     99.34    104.60      99.77
1994    462,912      53.11       438,324     50.29       426,911     99.49    102.60      97.86
1995*   140,832      49.33       132,578     46.44       129,262     99.72     94.62      90.13

[FN]

   Note:   *1995 data is for four months (January through April).

          **The megawatt hours delivered to the SCE substation which is the basis for power purchase contract payments are shown. The difference between the power delivered to IID and the power delivered to SCE accounts for the transmission line losses in the IID distribution system.

         ***Nominal capacity is calculated after parasitic load and may vary from time to time based on operating conditions.

   The plant availability and contract capacity factors have averaged 97 percent and 99 percent respectively since 1990.

4.2 PARTNERSHIP PROJECTS

Vulcan Project Performance Summary

   The Vulcan Project is nominally a 34 MW net output plant. The Vulcan Project first went into commercial operation in February 1986 and is meeting the power purchase contract power output requirements. The Vulcan Project operating history is summarized below:

                                                                                CONTRACT    NOMINAL
           GROSS                   MW HRS     AVG. NET     MW HRS     AVAIL     CAPACITY   CAPACITY
           MW HRS      AVG. MW    DELIVERED      MW       DELIVERED   FACTOR     FACTOR     FACTOR
  YEAR   GENERATED    GENERATED   TO IID**     TO IID     TO SCE**     (%)        (%)       (%)***
- ------- -----------  ----------- ----------- ----------  ----------- -------- ----------  ----------
1990    325,732       37.2       287,952      32.9       279,788     89.94      NA         93.94
1991    313,394       39.2       279,442      35.0       270,736     91.21    104.77       90.89
1992    335,842       40.2       300,684      36.0       292,066     95.13    112.71       97.8
1993    334,919       40.8       303,392      37.0       295,308     93.70    114.27       99.15
1994    342,371       42.5       310,656     38.56       304,325     97.55    118.08      102.2
1995*   119,930      42.39       109,660     38.76       107,342     98.23    126.34      109.62

[FN]

   Note:   *1995 data is for four months (January through April).

          **The megawatt hours delivered to the SCE substation which is the basis for power purchase contract payments are shown. The difference between the power delivered to IID and the power delivered to SCE accounts for the transmission line losses in the IID distribution system.

         ***Nominal capacity is calculated after parasitic load and may vary from time to time based on operating conditions.

   Plant availability and contract capacity factors have averaged 94 percent and 115 percent respectively since commercial operation.

Del Ranch Project Performance Summary

   The Del Ranch Project is nominally a 38 MW net output plant. The Del Ranch Project first went into commercial operation in January 1989 and is meeting the power purchase contract power output requirements. The Del Ranch Project operating history is summarized below:

                                                                                CONTRACT    NOMINAL
           GROSS                   MW HRS     AVG. NET     MW HRS     AVAIL     CAPACITY   CAPACITY
           MW HRS      AVG. MW    DELIVERED      MW       DELIVERED   FACTOR     FACTOR     FACTOR
YEAR     GENERATED    GENERATED   TO IID**     TO IID     TO SCE**     (%)        (%)       (%)***
- ------- -----------  ----------- ----------- ----------  ----------- -------- ----------  ----------
1990    359,775       42.9       327,050      39.0       318,391     95.73    106.90       95.65
1991    349,574       41.5       316,572      37.6       307,051     96.22    103.09       92.24
1992    375,290       44.2       338,680      39.9       329,075     96.60    110.19       98.6
1993    380,439       46.0       343,704      41.5       334,589     94.44    112.34      100.51
1994    398,665      46.17       362,472     41.98       355,088     98.43     115.3      106.67
1995*   115,484      44.99       105,578     41.13       103,324     86.26     105.5       94.41

[FN]

   Note:   *1995 data is for four months (January through April).

          **The megawatt hours delivered to the SCE substation which is the basis for power purchase contract payments are shown. The difference between the power delivered to IID and the power delivered to SCE accounts for the transmission line losses in the IID distribution system.

         ***Nominal capacity is calculated after parasitic load and may vary from time to time based on operating conditions.

   Plant availability and contract capacity factors have averaged 95 percent and 109 percent respectively since commercial operation.

Elmore Project Performance Summary

   The Elmore Project is nominally a 38 MW net output plant. The Elmore Project first went into commercial operation in January 1989 and is meeting the power purchase contract power output requirements. The Elmore Project operating history is summarized below:

                                                                                CONTRACT    NOMINAL
           GROSS                   MW HRS     AVG. NET     MW HRS     AVAIL     CAPACITY   CAPACITY
           MW HRS      AVG. MW    DELIVERED      MW       DELIVERED   FACTOR     FACTOR     FACTOR
YEAR     GENERATED    GENERATED   TO IID**     TO IID     TO SCE**     (%)        (%)       (%)***
- ------- -----------  ----------- ----------- ----------  ----------- -------- ----------  ----------
1990    359,882       43.6       331,744      40.2       323,228     94.31     108.5       97.10
1991    369,459       42.0       336,144      39.7       326,379     96.56     109.6       97.73
1992    352,363       40.1       319,990      36.4       311,255     90.86     104.2       93.32
1993    384,539       43.9       351,166      40.1       341,979     97.04     114.8      102.73
1994    385,503       43.8       350,526      39.9       344,338     94.75     114.6      103.44
1995*   166,028      45.93       150,580     41.65       147,371     99.83    119.64      107.04

[FN]

   Note:   *1995 data is for five months (January through May).

          **The megawatt hours delivered to the SCE substation which is the basis for power purchase contract payments are shown. The difference between the power delivered to IID and the power delivered to SCE accounts for the transmission line losses in the IID distribution system.

         ***Nominal capacity is calculated after parasitic load and may vary from time to time based on operating conditions.

   Plant availability and capacity factors have averaged 95 percent and 111 percent respectively since commercial operation.

 Leathers Project Performance Summary

   The Leathers Project is nominally a 38 MW net output plant. The Leathers Project first went into commercial operation in January 1990 and is meeting the power purchase contract power output requirements. The Leathers Project operating history is summarized below:

                                                                                CONTRACT    NOMINAL
           GROSS                   MW HRS     AVG. NET     MW HRS     AVAIL     CAPACITY   CAPACITY
           MW HRS      AVG. MW    DELIVERED      MW       DELIVERED   FACTOR     FACTOR     FACTOR
YEAR     GENERATED    GENERATED   TO IID**     TO IID     TO SCE**     (%)        (%)       (%)***
- ------- -----------  ----------- ----------- ----------  ----------- -------- ----------  ----------
1990    358,046      44.4        330,076     40.9        321,000     92.11     111.8       96.43
1991    352,707      42.7        324,629     39.3        315,710     94.20     108.8       94.84
1992    377,770      44.6        349,824     41.3        340,785     96.79     118.0      102.10
1993    371,821      44.8        342,129     41.2        333,794     99.53     117.1      100.27
1994    377,550      45.5        349,740     42.1        342,247     97.69     118.5      102.81
1995*   156,601      44.5        143,940     41.3        141,065     98.06    114.52      102.46

[FN]

   Note:  *1995 data is for five months (January through May).

         **The megawatt hours delivered to the SCE substation which is the basis for power purchase contract payments are shown. The difference between the power delivered to IID and the power delivered to SCE accounts for the transmission line losses in the IID distribution system.

        ***Nominal capacity is calculated after parasitic load and may vary from time to time based on operating conditions.

   Plant availability and contract capacity factors have averaged 96 percent and 115 percent respectively since commercial operation.

                                 SECTION 5.0

                              PROJECT CONTRACTS

5.1 POWER PURCHASE AGREEMENTS AND RELATED AGREEMENTS

   Stone & Webster reviewed technical adequacy of the contracts and agreements discussed below. Stone & Webster is of the opinion that Funding Corporation affiliates are capable of satisfying their contractual obligations which set forth the requirements for operation of the Salton Sea and Partnership Projects. The pertinent technical obligations of the contracts are presented in this section.

5.1.1 OPERATING PLANTS

   Each of the operating Salton Sea and Partnership Projects is subject to terms and conditions as specified in its associated power purchase agreement. All of the contracts include a number of identical conditions related to operation, maintenance, metering, and other commercial terms which are reasonable and consistent with financial projections assumptions for the respective power plants. Each contract is unique in certain aspects, such as contract capacity, payments, or contract term. Tables 5-1A and 5-1B provide a summary of Magma's ownership interest and contractual terms for each power plant. These are accurately included in the financial projections.

   Based upon the capacity and energy payment rates summarized in Tables 5-1A and 5-1B, actual billing rates for some plants are calculated for On-Peak, Mid-Peak, Off-Peak, and Super Off-Peak for Summer and Winter seasons as defined by Time of Use Schedules published by the California Public Utilities Commission (CPUC). These billing rates provide for higher payments than shown on the financial projections during Summer Peak, Summer Mid-Peak and Winter Mid-Peak periods, which total 3465 hours per year and lower payments than shown during Winter Super Off-Peak which total 1434 hours per year. Payment rates during Summer and Winter Off-Peak periods, which include 3861 hours, equal or are close to the rates shown in Tables 5-1A and 5-1B. Average energy rates received in any year could vary below the financial projections assumptions if the capacity factor of the power plants were significantly reduced during the Summer Period between June 1 and October 1, when energy payments equal or exceed the average rates shown on Tables 5-1A and 5-1B.

    The financial projections include energy payments during Phase I as specified in Table 5-1A for energy generated up to the nameplate capacity. Payment for energy generated at capacity in excess of nameplate capacity is included based on compensation at avoided cost which is conservative since facilities owned by others with similar contracts reportedly are paid full contract energy rates rather than avoided cost energy rates by SCE. Magma and SCE are currently attempting to resolve this issue.

   Capacity payments specified in Tables 5-1A and 5-1B are included in the financial projections. Capacity factors for Salton Sea Unit III and the Partnership Projects have been well in excess of the contractual requirements. Salton Sea Units I and II are expected to meet 100 percent of their respective power purchase contract power requirements when pH Modification and capacity expansion projects are completed in mid-year 1996.

   Stone & Webster has reviewed Salton Sea Unit I performance summary statistics for 1994. The unit generated 4,180,000 kWh during the Summer Peak period, which corresponds to 80.1 percent of the contract capacity during those hours. Accordingly, Salton Sea Unit I met the performance requirements. The planned Salton Sea Expansion will increase brine processing capabilities thereby providing further assurance that contract capacity requirements can be met in the future.

   Salton Sea Unit II is capable of meeting its contract capacity requirement taking into account the 20 percent allowance for forced outages. The planned Salton Sea Expansion will increase brine processing capabilities thereby providing assurance that contract capacity requirements can be met in the future.

                                  TABLE 5-1A
                 SUMMARY OF TERMS -- POWER PURCHASE CONTRACT
                             SALTON SEA PROJECTS

                                  SALTON SEA UNIT 1      SALTON SEA UNIT 2     SALTON SEA UNIT 3
                                --------------------   --------------------  --------------------
Facility Owner/Magma Interest   Salton Sea Power       Salton Sea Power      Salton Sea Power
 (%)                            Generation L.P./100%   Generation            Generation
                                                       L.P./100%             L.P./100%

Contract Capacity (kW)             10,000              16,500 (On-Peak)      47,500
                                                       15,000 (Mid and
                                                       Off Peak)
As Available Capacity           Not Applicable         0                     0

Expected Annual Production      Not Specified          105,000,000           312,075,000
 (kWh) (7)

Capacity Payment ($/kW-year)    121.71 (1)             187                   175

Capacity Bonus ($/kW-year)              (2)                    (6)                   (6)

As Available Capacity Payment   Not Applicable         Not Applicable        Not Applicable
 ($/kW-yr)

Energy Payment ($/kWh)          0.04701 (3)            0.106 (Phase 1)       0.098 (Phase 1)
                                                       (4) (Phase 2)         (4) (Phase 2)

Dispatchability Price           Not Applicable                 (5)           Not Applicable
 Adjustment

Contract Term                   July 2017              April 2000            January 1999
                                                       (Phase 1)             (Phase 1)
                                                       April 2020            January 2019
                                                       (Phase 2)             (Phase 2)

[FN]

   NOTES:

   1. Capacity payment as of 2nd Quarter 1992, subject to quarterly adjustments based on Bureau of Labor Statistics.

   2. Payment for capacity in excess of contract capacity is based on as available capacity price in Standard Offer No. 1 Capacity Payment Schedule. Pro forma does not include bonus payments.

   3. Energy payment as of 2nd Quarter 1992, subject to quarterly adjustments based on Bureau of Labor Statistics. Rate applies to all energy delivered at specified point of delivery.

   4. Energy payments in Phase 2 to be equal to 100% of Tariff Schedule No. TOU-8 published avoided cost of energy rates as periodically updated.

   5. Utility receives 5% of all kWh delivered in excess of 80% of Contract Capacity at no cost which is appropriately accounted for in pro forma.

   6. For capacity factors greater than 85%, monthly payment = [(1.2 x On Peak Capacity Factor) -1.02][Capacity Payment][Contract Capacity] [1/12 ]. Pro formas appropriately indicate bonuses of 18% of capacity payment.

   7.   Expected annual production is not a contract limit.

                                 TABLE 5 - 1B
                 SUMMARY OF TERMS -- POWER PURCHASE CONTRACT
                             PARTNERSHIP PROJECTS

                                    VULCAN            DEL RANCH           ELMORE            LEATHERS
                              -----------------  -----------------  -----------------  -----------------
Facility Owner/Magma          Vulcan/BN          Del Ranch          Elmore             Leathers
 Interest (%)                 Geothermal         L.P./50%           L.P./50%           L.P./50%
                              Power
                              Company/50%

Contract Capacity (kW)             29,500             34,000             34,000             34,000

As Available Capacity               4,500              4,000              4,000              4,000

Expected Annual Production    206,736,000        238,272,000        238,272,000        238,272,000
 (kWh) (3)

Capacity Payment                      158                198                198                187
 ($/kW-year)

Capacity Bonus ($/kW-year)            (2)                (2)                (2)                (2)

As Available Capacity                  8                  8                  8                  8
 Payment ($/kW-yr)

Energy Payment ($/kWh)        0.109 - 0.126      0.109 - 0.146      0.109 - 0.146      0.109 - 0.156
                              (Phase 1) (1)      (Phase 1) (1)      (Phase 1) (1)      (Phase 1) (1)
                              (Phase 2)          (Phase 2)          (Phase 2)          (Phase 2)

Dispatchability Price         Not Applicable     Not Applicable     Not Applicable     Not Applicable
 Adjustment

Contract Term                 February 1996      January 1999       January 1999       January 2000
                              (Phase 1)          (Phase 1)          (Phase 1)          (Phase 1)
                              February 2016      January 2019       January 2019       January 2020
                              (Phase 2)          (Phase 2)          (Phase 2)          (Phase 2)

[FN]

   NOTES:

   1. Energy payments in Phase 2 to be equal to 100% of Tariff Schedule No. TOU-8 published avoided cost of energy rates as periodically updated.

   2. For capacity factors greater than 85%, monthly payment = [(1.2 x On Peak Capacity Factor) -1.02][Capacity Payment][Contract
        Capacity][1/12]. Pro formas appropriately indicate bonuses of 18% of capacity payment.

   3.   Expected annual production is not a contract limit.

 5.1.2 SALTON SEA CAPACITY EXPANSION

   Under the existing Salton Sea Unit I power purchase agreement, Magma was entitled to add 20,000 kW of generating capacity. Magma, through its subsidiary, Fish Lake Power Company, had also executed a power purchase agreement for the 16,000 kW Fish Lake project in Nevada. On November 29, 1994, Fish Lake Power Company and another Magma subsidiary, the Salton Sea Power Generation L.P., which were signatories to the Fish Lake power purchase agreement and Salton Sea Unit I power purchase agreements, respectively, executed a consolidated power purchase agreement with SCE (the Salton Sea IV
PPA). This contract consolidates the allowable capacity increase at Salton Sea Unit I of 20,000 kW and the Fish Lake project capacity of 16,000 kW into a single contract which provides for a contract capacity of 34,000 kW and an as available capacity of 2000 kW to be added at the Salton Sea Unit III site for a total of 36,000 kW. Contract capacity must be demonstrated annually.

   The Salton Sea IV PPA was approved by the CPUC on April 26, 1995. The contract term is 30 years commencing on the date of firm operation, provided firm operation occurs prior to the Sunset Date. The Sunset Date is June 12, 1998. Project completion is expected in mid 1996, well before the Sunset Date.

   The Salton Sea IV PPA provides for capacity payments for firm and as-available capacity. Payments for 20,000 kW corresponding to all of the capacity of the Salton Sea Unit I addition are $121.72/kW-year adjusted quarterly based on Bureau of Labor Statistics using the second quarter of 1992 as reference. The capacity payments continue until June 30, 2017. As of the first quarter 1995, these payments had been escalated to $127.80/kW-year based on these indices. Payments for 14,000 kW corresponding to most of the 16,000 kW capacity of the Fish Lake project are set at $158/kW-year with no adjustment. Payments for additional capacity (including the 2000 kW of as-available capacity) will be calculated based on SCE's published avoided cost of energy as periodically revised.

   The Salton Sea IV PPA provides for energy payments for all energy delivered to SCE up to 110 percent of the nameplate rating of 36,000 kW. Energy payments are calculated by blending rates associated with generation of 20,000 kW corresponding to the Salton Sea Unit I addition and 16,000 kW corresponding to the Fish Lake project. The energy payments associated with the Salton Sea Unit I addition continue until June 30, 2017, and are established using a base rate of 4.701 cents/kWh as of the second quarter of 1992 and escalated quarterly based on Bureau of Labor Statistics. As of the first quarter 1995, these payments had been escalated to 4.90 cents/kWh based on these indices. The energy payments associated with the Fish Lake project continue for the contract term of 30 years and range from 8.8 in 1996 to 12.4 cents/kWh through 2005, and are based on SCE's published avoided cost thereafter with an incremental addition of from 1.0 to 3.5 cents/kWh between 2006 and 2010, and no additional increment thereafter. Energy in excess of 110 percent of nameplate rating prior to June 30, 2017 and in excess of 110 percent of 16/36 of nameplate rating thereafter through the term of the contract will be priced at SCE's published avoided cost.

5.1.3 TRANSMISSION INTERCONNECTION AGREEMENTS

   Transmission lines owned and operated by IID are used to interconnect each of the operating power plants except Salton Sea Unit I with SCE. Salton Sea Unit I delivers power directly to SCE which uses the IID transmission lines. The durations of the interconnection agreements differ from those of the power purchase agreements, although interconnection agreements are in place for the term of the proposed financing.

   The capacity increase associated with project development at Salton Sea Unit IV, described in Section 5.1.2 herein, will also be interconnected through a transmission line owned by IID. An agreement to acquire transmission entitlement has been executed with IID and an interconnection and transmission agreement is expected to be issued shortly. Transmission service charges are included in the financial projections.

   A portion of the construction cost of the transmission line was paid for each power plant except Salton Sea Unit I in accordance with the Funding and Construction Agreement of June 29, 1987 and separate agreements for each of the plants with IID. SCE is responsible for the Salton Sea Unit I transmission cost on the IID lines. Magma currently has transmission line entitlements for 288.6 MW on this line, which is in excess of existing combined capacity of 244 MW for the Salton Sea Units I, II, III, and IV, Vulcan, Del Ranch, Elmore, and Leathers operating power plants. The Funding and Construction Agreement provides for credits equal to contributions and other financing costs to be applied against Transmission Service Agreement charges. These credits are included in the financial projections. SCE is responsible for transmission of power from Salton Sea Unit I.

5.2 GEOTHERMAL SALES CONTRACTS--OPERATING PLANTS

5.2.1 SALTON SEA UNITS I, II, AND III

   Geothermal energy sales for Salton Sea Units I and II are subject to terms and conditions as specified in the Geothermal Sales Contract between certain Magma affiliates. Geothermal energy sales for Salton Sea Unit III are subject to similar terms and conditions as specified in the Geothermal Sales Contract between certain Magma affiliates.

   The geothermal royalties to be paid by Magma Land Company I as a percentage of energy revenues are summarized below.

                 YEAR            TOTAL
                -----            -----
                1994          3.9338%
                1995          4.0139%
                1996          4.0959%
                1997          4.2362%
                1998          4.2643%
                1999          4.4076%
                2000          4.5245%
                2001          4.6531%
                2002          4.6074%
                thereafter      N/A*

- ---------------
[FN]
   * The percentage royalty payments will increase by approximately 1.75% per annum.

   The payments do not include additional non-material payments to be made by Magma Land Company I (e.g., surface rentals and rent for undeveloped parcels). All payments are included in the financial projections.

5.2.2 VULCAN PROJECT

   Geothermal energy sales for the Vulcan Project are subject to terms and conditions as specified in the Brine Sales Agreement dated August 30, 1985 between Vulcan Power Company and Vulcan/BN Geothermal Power Company. Vulcan Power Company provides resources as specified in the Brine Sales Agreement and receives in return 4.167 percent of the energy component of the price of electricity sold in accordance with the power purchase agreement and an Administrative Fee which is subject to negotiation at unspecified intervals. The financial projections include the 4.167 percent royalty and include an Administrative Fee.

   Pursuant to underlying resource documents Magma pays a royalty to resource owners equal to 4.167 percent of energy revenues. There are also other payments for use of surface rights and leases for the plants. These royalty payments are included in the financial projections.

5.2.3 DEL RANCH, ELMORE, AND LEATHERS PROJECTS

   Del Ranch, L.P., Elmore, L.P. and Leathers, L.P. have each entered into an Easement Grant Deed and Agreement with Magma. These agreements provide for sale of geothermal energy for use by the Del

Ranch, Elmore, and Leathers Projects. Magma receives as payment a Grantors Fuel Charge equal to 17.333 percent of all energy revenues received by the facilities pursuant to the power purchase agreements and a Geothermal Lessor's Fee equal to 4.167 percent of all energy revenues received by the facilities. Magma also receives a Resource Development Fee equal to 0.833 percent of all energy revenues for the Del Ranch and Elmore Projects, but not for the Leathers Project. The financial projections accurately include these payments based on projected energy sales.

   Pursuant to underlying resource documents Magma pays a royalty to resource owners equal to 4.167 percent of energy revenues. There are also other payments for use of surface rights and leases for the plants. These royalty payments are included in the financial projections.

5.3 SOLIDS DISPOSAL AGREEMENTS--OPERATING PLANTS

   Solid geothermal end products are disposed of in the Magma owned Desert Valley Company monofill in accordance with the Amended and Restated Waste Disposal Agreement of February 23, 1994. Contract term is 10 years. Tipping fees were set at $51.50 per ton subject to annual adjustment based on specified indices.

   Other solid geothermal scale, pipe, filter cake, and other materials which are characterized as hazardous waste are transported and disposed of by Laidlaw Environmental Services in accordance with an Environmental Services Agreement in effect through March 31, 1996. This contract will be extended to allow disposal until the pH Modification project is complete. Costs for disposal of bulk solids requiring no treatment range from $77 to $100 per ton depending on quantity. Disposal costs for wastes requiring solidification range from $145 to $185 per ton. Disposal cost for wastes requiring stabilization range from $175 to $215 per ton. An additional 10 percent county tax and transportation costs of $14 per ton are also assessed.

   In 1994, 21,613 tons of solids were disposed of with Laidlaw, of which 8,143 tons were attributable to non-routine facility cleanout operations. Approximately 14,000 tons/year of solids would normally be disposed of with Laidlaw at an average cost of $80/ton subject to escalation. The appropriate portion of these costs is allocated in the financial projections for Vulcan, Del Ranch, Elmore, and Leathers Projects. The financial projections do not include significant solids disposal costs for Salton Sea Units I, II, and III, since solids generation will be significantly reduced by implementation of the pH Modifications. Approximately 33,000 tons of filter cake were disposed of at Desert Valley in 1994 at rates as specified in the Waste Disposal Agreement from all plants excluding Salton Sea Unit II, which incorporates pH Modification in its design to eliminate precipitation and disposal of brine solids. The financial projections for the Vulcan, Del Ranch, Elmore, and Leathers Projects include their portion of these costs for disposal based on the specified tipping fee. Costs for filter cake disposal for Salton Sea Units I and III are not included since the pH Modification program is assumed to be implemented.

5.4 OPERATING AND MAINTENANCE AND ADMINISTRATION AGREEMENTS

5.4.1 SALTON SEA UNITS I, II, AND III

   An Amended and Restated Operating and Maintenance Agreement was executed on February 23, 1994, between CEOC, Salton Sea Power Generation L.P., and Salton Sea Brine Processing L.P. The Operating and Maintenance Agreement provides for CEOC to perform or, when necessary, subcontract the performance of all necessary operations, maintenance, and repairs, with specific responsibilities comprehensively described. The agreement also provides for performance of administrative services and maintenance of specified reserve accounts. The term of the agreement is 33 years. CEOC is reimbursed for actual incurred costs and expenses, which are included as part of operating expenses in the financial projections. The agreement does not provide for any additional fees. All administration services and costs are covered by the Operating and Maintenance Agreement.

5.4.2 VULCAN PROJECT

   A Construction, Operating, and Accounting Agreement was executed on August 30, 1985, between Vulcan/BN Geothermal Power Company and Vulcan Power Company. Although more general than the

Salton Sea Operating and Maintenance Agreement described above, the agreement adequately defines responsibilities and provides for Vulcan Power Company to perform or, when necessary, subcontract operations, maintenance, repair, and administrative services. The contract term is annual, terminable upon 30 days notice. Vulcan Power Company is reimbursed for actual incurred costs and expenses which are included as part of operating expenses in the financial projections. The agreement does not provide for any additional fees. All administration services and costs are covered by the Construction, Operating, and Accounting Agreement.

5.4.3 DEL RANCH, ELMORE, AND LEATHERS PROJECTS

   Del Ranch, L.P., Elmore L.P., and Leathers, L.P. entered into Operating and Maintenance Agreements with Red Hill Geothermal, Inc., a 100 percent Magma owned subsidiary subsequently renamed and referred to hereafter as California Energy Operating Company (CEOC). The agreements provide for operation of the Del Ranch, Elmore, and Leathers Projects. The agreements, as amended, are all very similar to each other and provide for CEOC to perform or, when necessary, subcontract the performance of all necessary operations, maintenance, and repairs. Included in the scope of work are budget development, implementation of preventive maintenance, safety and loss prevention, and spare parts programs. Also included are performance of administrative functions including billing, revenue collection and disbursement, and maintenance of working capital and reserve accounts. The term of the contract is 32 years.

   CEOC is reimbursed for actual costs and expenses incurred. In addition, the contracts provide for payments to CEOC of a Guaranteed Capacity Payment and Special Priority Distribution pursuant to the applicable Limited Partnership Agreements. The financial projections include these base and incentive payments based on projected energy sales.

   A separate Administrative Services Agreement between the same parties has been entered into for each facility. The term of each contract is 32 years. Each agreement provides that CEOC will perform administrative and management activities not covered by the respective Operating and Maintenance Agreement for the facility. The contracts provide for payment of an Administration Fee equal to three percent of total electricity revenues, but in no event less than a floor amount of $800,000 per year per facility which is subject to escalation based on the Consumer Price Index based on its value in August 1988. These fees are included in the financial projections.

5.5 SUPPORT SERVICES AGREEMENT

   It is expected that California Energy and Magma will enter into an agreement under which California Energy will provide to Magma certain general and administrative (G&A) support services, including but not limited to the following:

   o  Procurement

   o  Construction administration

   o  Legal

   o  Accounting

   o  Financial

   o  Money management

   o  Risk management

   o  Personnel

   o  Administration and business planning

   The cost of the services provided under this agreement is to be determined by California Energy within certain parameters.

                                  SECTION 6.0
               FUNDING CORPORATION AFFILIATES AND PARTICIPANTS

6.1 CALIFORNIA ENERGY COMPANY, INC. (CALIFORNIA ENERGY)

   California Energy is a U.S. based independent power developer and operator located in Omaha, Nebraska. The company was founded in 1971 and has a strong history of geothermal power plant development and operation, owning 12 geothermal plants with a combined capacity in excess of 515 MW.

   Prior to the recent acquisition of Magma, California Energy owned more than $700 million in assets and has a net income in excess of $45 million per year. Peter Kiewit Sons', Inc., a U.S. based construction company with construction revenues exceeding $1.7 billion per year, owns approximately 34 percent of the California Energy shares. In 1993, it also purchased an engineering firm, The Ben Holt Company (BHCO), a company well known in the geothermal business.

   California Energy plans to continue geothermal development in Asia where it is currently developing over 500 MW of other geothermal plants at Upper Mahiao, Malitbog, and Mahanagdong which are located in the Philippines. We consider California Energy a capable geothermal project developer and operator.

6.2 MAGMA POWER CORPORATION (MAGMA)

   Magma, prior to its acquisition by California Energy, was a U.S. based independent power producer specializing in geothermal energy. Magma was in the business of generating electricity from seven operating geothermal power plants, and acquiring, exploring, and developing geothermal resources. Magma was a successor to a business founded in 1954 that pioneered geothermal development at the Geysers in Northern California, which is the largest geothermal development in the U.S.

6.3 DOW ENGINEERING COMPANY (DOW)

   Dow is performing engineering and procurement services for the Region I pH Modification and capacity expansion program. Dow is the commercial element of Dow Chemical's Engineering and Construction Services Division (E&CS) located in Houston, Texas. The E&CS employs approximately 600 people performing consulting services related to engineering, procurement, and construction management. The E&CS has performed engineering services on projects with a total value in excess of $25 billion over a period of 36 years.

   Dow's capabilities include project management and engineering, design engineering in all disciplines, cost and scheduling support functions, procurement, and construction management. Dow has considerable previous experience with Magma in the Salton Sea Basin, including the development, design, construction, and startup of the Partnership Projects.

   We consider Dow capable of fulfilling their project obligations.

6.4 SOUTHERN CALIFORNIA EDISON (SCE)

   SCE is a public utility regulated by the California Public Utilities Commission. SCE's service area includes approximately 50,000 square miles with a population of more than 11 million.

   SCE added approximately 30,000 customer accounts in 1994, compared with about 10,000 new accounts in 1993. This brings the total number of customer accounts served to 4.15 million. SCE's customer base has grown by approximately three percent or 0.75 percent per year, over the past four years. Customer growth in the near term is expected to increase reflecting the projected expansion of California's population. Peak system demand in 1994 was 18,044 MW and system generating capacity was 20,615 MW. According to its 1994 Annual Report, SCE's energy mix in 1994 consisted of 20 percent nuclear, 26 percent gas, 13 percent coal, 4 percent hydro, and 37 percent purchased power. The majority of power purchased by SCE comes from non-utility generators.

                                  SECTION 7.0
                         PERMITTING AND ENVIRONMENTAL

7.1 OPERATING PLANTS

   Stone & Webster reviewed permit information and other relevant file materials for the Salton Sea and Partnership Projects at Magma's facility in Calapatria, California on May 16, 1995. Our review was performed in conjunction with interviews with Magma's Environmental Manager.

   Our review of operating permit information, compliance files, and representations of Funding Corporation indicate that project operations are conducted in compliance in all material respects with applicable environmental regulations.

   The Desert Valley Monofill Operating Permit issued by the Integrated Solid Waste Management Board is current, and the plan for closing one of the two Monofill storage cells has been submitted to the Board for review. The Monofill can be expanded if necessary to provide additional waste storage capacity.

7.2 SALTON SEA EXPANSION

   Amendments to the Conditional Use Permits for Salton Sea Units I, II, and III were approved by the Imperial County Planning Commission on November 23, 1994. These amendments provide county authorization for installation of the pH Modification and construction of Salton Sea Unit IV. Authority to Construct Permits were issued by the Imperial County Air Pollution Control District on April 10, 1995. Discretionary permits required for the Salton Sea Expansion appear to be in place to support construction and completion. Stone & Webster considers the requirements for compliance with all discretionary permits achievable.

   The Authority to Construct Permit requires reduction of hydrogen sulfide emissions for Salton Sea Units I and II from noncondensable gases by 90 percent or to a maximum emission limit of 0.95 lbs/hr. Salton Sea Unit III similarly is required to reduce emissions in accordance with the Authority to Construct Permit by 90 percent or maximum of 7.2 lbs/hr. These reductions should be readily achievable using existing hydrogen sulfide abatement technology. The Salton Sea and Partnership Projects currently comply and should continue to comply with applicable Authority to Construct permit emission limits.

                                 SECTION 8.0
                     ASSESSMENT OF FINANCIAL PROJECTIONS

8.1 BASE CASE ASSUMPTIONS

   Stone & Webster prepared financial projections that were based on information provided by Funding Corporation. The projections were prepared to represent reasonable expectations and are consistent with Project documents and data provided by Funding Corporation.

   Stone & Webster's review is based on the following project structure and financial details, as described by Funding Corporation.

   o  Funding Corporation will be created and will be wholly-owned by Magma.

   o Magma indirectly owns the Salton Sea Projects, the Salton Sea Unit IV and the Royalty Guarantor, and has equity interests in the Partnership Projects.

   o The Salton Sea Guarantors receive project cash flows from the Salton Sea Projects. The Partnership Guarantors receive equity distributions, royalties and other payments which are received by Vulcan Power Company and CEOC from the Partnership Projects, and the Royalty Guarantor receives royalties and other payments which have been assigned to the Royalty Guarantor by Magma from the Royalty Projects except Vulcan.

   o The $475 million investment-grade bonds will be obligations of Funding Corporation guaranteed by each of the Salton Sea Guarantors, the Partnership Guarantors, and the Royalty Guarantor.

   o The $475 million proceeds will be used to (i) refinance a portion of the non-recourse debt incurred by California Energy to acquire Magma, (ii) replace certain project level debt at the Salton Sea Projects, and (iii) finance the Salton Sea Expansion.

   Beginning with 1995 and continuing through 2012, the projections forecast revenues and expenses, assuming certain operating conditions, maintenance schedules, and escalation rates to arrive at cash flows over 18 years. The base case projection indicates that the Project revenues from the sale of electrical energy and capacity pursuant to the terms of the power purchase agreements for the Salton Sea and Partnership Projects, and royalties from the Royalty Projects are adequate to pay for the annual operating expenses, and debt service of the investment-grade bonds. The average debt service coverage ratio is 1.95 and the minimum debt service coverage ratio is 1.51.

8.2 BASE CASE FINANCIAL PROJECTIONS

Power Production

   The projections were modeled using annual energy production of 1,912 GWh from the existing units, based on production records for the period 1991 through 1994. The projections also indicate that beginning mid-year, 1996 the Salton Sea Expansion project will add 39.6 MW of production capacity at an assumed 95 percent capacity factor. These values are technically feasible and consistent with the power purchase agreements. Capacity factors based on nominal plant capacity for the Salton Sea and Partnership Projects were based on historical data and are shown in Table 8-1.

                                  TABLE 8-1
                               CAPACITY FACTORS

                                                  DEL
                   SS#I   SS#II  SS#III  VULCAN  RANCH   ELMORE  LEATHERS  SS#IV
                  ------ ------  ------ ------  ------ --------  -------- ------
Nominal Capacity
 Factor            86.07  93.17   97.13  97.46   99.50   99.28     98.99    95.00
Nominal Capacity
 (kW)             10,000 20,000  49,800 34,000  38,000  38,000    38,000   39,600

Revenues

   SCE is obligated to pay energy payments and capacity payments pursuant to the power purchase agreements as summarized in Table 5-1A and 5-1B. The power contracts for Salton Sea Units II and III and the Partnership Projects also specify bonus capacity payments if the capacity factors during peak periods exceed 85 percent.

   The energy payments for Salton Sea Unit I are based on the actual billing rate of 4.79 cents/kWh in 1994, escalating at an assumed rate of 3.5 percent. Energy payments for Salton Sea Units II and III and Partnership Projects are based on a defined schedule of rates for the first ten years (Phase I) of each project's life, then at SCE's avoided cost of energy. The projected energy payments during Phase I are consistent with the power purchase agreements and the capacities of the plants. During Phase II, the revenues are less certain because future avoided costs are unknown. SCE's avoided cost of energy was assumed to be 2.9 cents/kWh in 1995, escalating at 3.0 percent (assumed natural gas escalation), based on 1992, 1993, 1994, and 1995 average SCE avoided cost information. A sensitivity analysis to avoided costs of 2.2 cents/kWh, 2.8 cents/kWh, and 3.28 cents/kWh was performed to assess the impact on debt service coverage.

   The capacity payments are comprised of firm capacity payments and, in some cases, as-available capacity payments and bonus capacity payments. The fixed capacity payments and as-available capacity payments are calculated as the product of the appropriate capacity rate defined in the power purchase agreements and the respective contract capacity or as-available capacity. The bonus capacity is available for all of the domestic plants except Salton Sea Unit I, and is based on the on peak capacity factor for each plant. The capacity payments are consistent with the power purchase agreements and the capabilities of the plants.

    Magma owns the Desert Valley Landfill Company, which is used for disposal of filter cake. It pays fees to that company and receives the revenues.

Partnership Royalty Revenues

   Each of the Partnership Guarantor and the Royalty Guarantor will receive Royalties from the Partnership Projects. These Royalties are paid by each partnership under various easement and operating agreements. The Royalties are calculated as a function of revenues as summarized below. These percentages all apply to energy payments except the administration fees and total revenue royalties, which are based on total revenues.

 ROYALTY                  VULCAN    DEL RANCH    ELMORE     LEATHERS
- ----------------------  --------  -----------  ---------  ----------
Brine Fee ............. 0.0%        17.333%      17.333%    17.333%
Priority Distribution   0.0%         2.667%       2.667%       4.5%
Administration Fee  ... 3.0%           3.0%         3.0%       3.0%
Priority Payment ...... 0.0%           0.0%         0.0%       1.0%
Lessor Fee ............ 0.0%         4.167%       4.167%     4.167%
Total Revenue ......... 0.0%           1.0%         1.0%       0.0%
Energy ................ 0.0%          0.83%        0.83%       0.0%

Other Royalty Revenues

   Magma is entitled to a royalty payment from the East Mesa Project, in which Magma does not have an ownership interest. Magma will assign the Royalties it is entitled to receive to the Royalty Guarantor. These are determined as 4.0 percent of the capacity and energy payments.

Capital Costs

   The plants require ongoing capital expenditures to maintain the brine supply and handling systems. The Salton Sea Projects will require approximately $1.3 million for annual capital expenditure in 1994 dollars, based on pH Modification being implemented. Funding Corporation estimates that the capital expenditures at the Partnership Projects will be approximately $8.0 million in 1995, half of which will be borne by CEOC.

   The projections assume that the capital expenditures will escalate at 3.0 percent per year.

Operating Expenses

   A $4.5 million, $5.06 million, and $6.47 million general operating and maintenance reduction is projected by Funding Corporation affiliates in years 1995, 1996, and 1997 respectively as a result of having made and making future organizational and operational changes.

   Funding Corporation affiliates anticipate operating and maintenance cost reductions of $4.0 million per year beginning in the first full year of operation associated with shutting down the CRC process and using the pH Modification process at the Salton Sea Projects.

   Other operating and maintenance cost reductions of approximately $1.5 million per year at each of the Partnership Projects are projected starting in 1998 and 1999, escalating at 3.0 percent.

   The costs are assumed to escalate at 3.0 percent. Stone & Webster considers the proposed cost reductions reasonable, but not certain, therefore sensitivity analyses were performed to determine sensitivity to operating and maintenance costs.

   Operating expenses for the plants and wellfield were estimated by Funding Corporation based on historical expenses and California Energy's operating experience at the Coso geothermal project. There are plans to achieve certain operating cost reductions in the following ways:

   o  Maintaining optimal and efficient staffing and wage levels.

   o  Consolidating overhead functions.

   o  Consolidating control room operations in the future.

   o Obtaining quantity discounts on material purchases by combining purchases with purchases by the Coso plants.

   o  Reallocating engineering staff to development projects.

   o  Reducing turbine overhaul frequency.

   o Aggressively controlling operating and maintenance expenses and capital expenditures.

   o  Shutting down the CRC technology at Salton Sea Units I and III.

   The amount of the cost reductions in the aggregate relative to Magma annual expense levels is 14 percent in 1995, increasing to 32 percent by 1999, and increasing to 36 percent by 2010.

Project Debt

   The project debt assumptions in the financial projections are as follows:

   o The current Salton Sea Project loans are retired with proceeds from the Securities.

   o  The Vulcan Project has no loan outstanding.

   o The Del Ranch Project loan has a loan balance of $34.0 million as of January 1, 1995 and is retired before the year 2002.

   o The Elmore Project loan has a loan balance of $35.6 million as of January 1, 1995 and is retired before the year 2002.

   o The Leathers Project loan has a loan balance of $61.4 million as of March 1, 1995 and is retired before the year 2003.

   The loan rates for the Del Ranch, Elmore, and Leathers Projects are assumed to be at 150 basis points over LIBOR. LIBOR was assumed to be 7.0 percent in the base case, resulting in loan rates of 8.5 percent. The loan rates are actually tied to commercial paper rates, but those rates are expected to be reasonably close to LIBOR.

Funding Corporation Securities

   The debt service coverage ratios were calculated for 1995 through 2010. The ratio is calculated as the total revenues of each of the Guarantors less the total expenses of each of the Guarantors (including necessary capital expenditures), divided by the debt service of the loans to be paid to Funding Corporation. The debt service coverage ratios are calculated on an annual basis. Principal and interest payments are made every six months based on interest rates and principal amortization of the Securities as described in the Offering Circular. The original outstanding balance is $475 million.

   The base case projections result in debt service coverage ratios that vary from 1.51 to 3.16, with an average of 1.95.

8.3 SENSITIVITY ANALYSIS

   Stone & Webster assessed the sensitivity of the debt service coverage ratios to a number of conditions which could affect project performance. The sensitivity of the average debt service coverage ratios to the following parameters was investigated using the base case financial projections.

   o  Avoided cost

   o  General operating and maintenance cost reductions

   o  pH Modification cost reductions

   o  G&A expenses

   o  Cost escalation rate

   o  LIBOR

   The results of the sensitivity analysis are shown in Table 8-2.

Avoided Cost Sensitivity

   SCE's avoided cost of energy tends to track fuel prices, but can be impacted by the efficiency of SCE's plants and changes in the methodology approved by the CPUC for calculating the avoided cost. A sensitivity analysis to avoided costs of 2.2 cents/kWh and 3.28 cents/kWh was performed to assess the impact on debt service coverage ratios. At an escalation rate of 3.0 percent, the average and minimum debt service coverage ratios for the 2.2 cents/kWh case are 1.64 and 1.46 respectively. The average and minimum debt service coverage ratios for the 3.28 cents/kWh are 2.11 and 1.52 respectively. A sensitivity to an avoided cost of 2.8 cents/kWh with zero escalation was also performed resulting in average and minimum debt service coverage ratios of 1.59 and 1.51 respectively.

General Operating and Maintenance Cost Reduction Sensitivity

   Cost reductions of $4.5 million, $5.1 million and $6.47 million are expected to occur in 1995, 1996, and 1997, respectively. A sensitivity analysis was performed using a value of minus 15 percent of $6.47 million in 1997. The average and minimum debt service coverage ratios are 1.92 and 1.50, respectively.

pH Modification Cost Reduction Sensitivity

   An expected cost reduction of $4.0 million is estimated by Funding Corporation affiliates. A sensitivity analysis was performed at a savings of $2.0 million in 1997 dollars, or half of the Funding Corporation affiliate's estimate. This resulted in average and minimum debt service coverage ratios of 1.89 and 1.49 respectively.

G&A Expense Sensitivity

   California Energy is projected to provide G&A services to Magma at a cost of $1.381 million in 1995. Sensitivities were performed at a G&A expense level of $5.0 million. This case resulted in average and minimum debt service coverage ratios of 1.82 and 1.47 respectively.

Cost Escalation Sensitivity

   A general cost escalation rate of 3.0 percent was used to escalate all expenses except property tax. This rate was calculated as a percentage of general inflation assumed to be 3.5 percent. A sensitivity analysis was performed with a cost escalation rate of 4.0 percent, with resulting average and minimum debt service coverage ratios of 1.84 and 1.50 respectively.

LIBOR Sensitivity

   The project loans were assumed to be tied to LIBOR, which was assumed to be 7.0 percent. A sensitivity was performed with LIBOR at 8.0 percent. This analysis indicated that the debt service coverage ratios are not sensitive to LIBOR.

Sensitivity Summary

   The results from the sensitivity analyses that were conducted to determine the susceptibility of the economics of the Projects to changes in future avoided cost, capacity expansion and pH Modification costs, operating and maintenance cost levels, and cost escalation rates showed that revenues are more than adequate to pay operating and maintenance costs and cover debt service.

                                  TABLE 8-2
                         SENSITIVITY ANALYSIS SUMMARY

                                                                      AVERAGE DEBT
                                                     MINIMUM DEBT       SERVICE
                                                        SERVICE         COVERAGE
SENSITIVITY PARAMETER                               COVERAGE RATIOS      RATIOS
- ---------------------                               ---------------  --------------
Base Case ........................................       1.51             1.95
Avoided Cost High (3.28 cents/kwh) ...............       1.52             2.11
Avoided Cost Low (2.20 cents/kwh) ................       1.46             1.64
Avoided Cost 2.8 cents/kwh Flat ..................       1.51             1.59
General Operating and Maintenance Cost Reductions
  minus 15% Case (1997) ..........................       1.50             1.92
pH Modification Cost Reductions ..................       1.49             1.89
G&A Expenses .....................................       1.47             1.82
Cost Escalation 4.0% .............................       1.50             1.84
LIBOR 8.0% .......................................       1.51             1.95

                                 ATTACHMENT 1

                      ASSUMPTIONS AND DOCUMENTS REVIEWED

                                 ATTACHMENT 1
                      ASSUMPTIONS AND DOCUMENTS REVIEWED

   The principal assumptions and considerations made by Stone & Webster in developing the results and conclusions presented in this report include the following:

o Only the power plants and above ground geothermal resource piping and processing facilities were evaluated. The adequacy and reliability of geothermal resources and wells were assessed by GeothermEx. Plant performance data provided in the Report assume no decline in geothermal resource production or injection capability from current levels.

o The estimated interest rates on the securities, estimated reinvestment rates and the amortization schedule of the securities used in the debt service coverage analysis has been provided to Stone & Webster.

o The avoided cost used in the base case financial projection was calculated using the historical average of avoided costs for qualified facilities as provided by SCE for the three year period through March 1995.

o Stone & Webster personnel visited the operating plants on December 14 and 15, 1994 and May 17 and 18, 1995 to assess current operating conditions and construction progress of the Salton Sea Expansion. The Report addresses the condition of the plants based upon this examination.

o Certain other assumptions identified in the text, including paragraphs 8.1 and 8.3 thereof.

                               1-1

                              DOCUMENTS REVIEWED

     DATE
   RECEIVED                                       DOCUMENT
- ------------  -------------------------------------------------------------------------------
    5/1/95    SCE statements for the last 12 months for Units I, II, and III
    5/1/95    Historical 1993 Monthly Income Statements for Units I and II, and III (April
              through December).
    5/1/95    Historical 1994 Monthly Income Statements for Units I and II, and III
    5/1/95    Detail on Transmission Credits
    5/1/95    Engineering Services Agreement between Magma Power Company and Dow Engineering dated February 1994
    5/1/95    Consolidated and Amended PPA among Southern California Edison Company, Fish
              Lake Power Company, and Salton Sea Power Generation L.P.
    5/1/95    Approval Order directed to the PUC by SCE
    5/1/95    Salton Sea and Partnership Projects Power Purchase Agreements
    5/1/95    Transmission Service Agreements
    5/1/95    Salton Sea and Partnership Projects Geothermal Sales Contracts
    5/1/95    Waste Disposal Agreement
    5/1/95    Operation and Maintenance and Administration Agreements
    5/1/95    Plant Connection Agreements
    5/5/95    Dow Schedule for Expansion Project
    5/5/95    Expansion Turbine Specification
    5/5/95    PUC Approval
    5/5/95    Authority to Construct Permit
    5/5/95    Dow Estimates for the pH Mod Conversion and the Expansion Plant
    5/9/95    Transmission Line Credits
   5/10/95    Complete Amortization Schedules for each of the Partnership Project Loans
   5/10/95    Sinking Fund Schedule for the Desert Valley Pollution Control Bonds
   5/10/95    Summary of Contingency Support for the Project Financings
   5/10/95    1992 Costs by Unit
   5/10/95    pH Mod Conversion Tie-in Description
   5/10/95    Vulcan, Del Ranch, and Leathers Process Flow Diagrams
   5/10/95    Leathers P&IDs
   5/10/95    Vulcan P&IDs
   5/10/95    Del Ranch P&IDs
   5/10/95    Salton Sea Plants Process Flow Diagrams
   5/10/95    Salton Sea Plants P&IDs
   5/15/95    Elmore Process Flow Sheets
   5/19/95    PUC Decision 95-04-057
   5/19/95    Transmission Agreement Payment Acknowledgement
   5/19/95    Combined Fish Lake and Salton Sea Power Purchase Agreement
   5/19/95    Preliminary Drawings
              o  Expanded Master Development Plan, Salton Sea 1, 2, 3
              o  Overall Layout Plan & Project Notes
              o  Civil Grid Plan & General Notes
              o  Site Development Rough Grading Plan Expansion Area
              o  Site Layout Plan Expansion Area
   5/19/95    Salton Sea and Partnership Projects Operating Data

                               1-2

                                 ATTACHMENT 2

                            FINANCIAL PROJECTIONS
















                                               SALTON SEA FUNDING CORPORATION
                                                      S&W PROJECTIONS
                                                         BASE CASE

 CASH FROM PROJECTS                      1995       1996       1997      1998       1999      2000       2001      2002
                                         ----       ----       ----      ----       ----      ----       ----      ----
 REVENUES
 Salton Sea Unit I                        4,274      4,432      4,578     4,739      4,904     5,086      5,254     5,438
 Salton Sea Unit II                      18,623     18,665     18,623    18,623     18,623    10,918      8,312     8,463
 Salton Sea Unit III                     51,336     51,450     51,336    51,336     23,640    24,094     24,482    24,922
 Salton Sea Unit IV                           0     17,155     30,617    32,110     33,473    33,899     34,630    35,908
 Vulcan                                  19,891      8,627      7,230     7,364      7,502     7,657      7,791     7,941
 Del Ranch                               23,528     24,910     26,509    28,165      9,392     9,570      9,721     9,893
 Elmore                                  23,486     24,865     26,460    28,112      9,380     9,557      9,709     9,880
 Leathers                                23,208     24,583     26,174    27,821     29,469     9,320      9,471     9,642
                                        -------    -------    -------   -------    -------   -------    -------   -------
 Total Revenues                         164,346    174,687    191,527   198,270    136,384   110,101    109,370   112,088
 EXPENSES
 Salton Sea Units I&II                    8,378      7,640      6,917     7,122      7,419     7,631      7,739     7,977
 Salton Sea Unit III                     11,543     11,036     11,268    11,565     10,697    11,037     11,378    11,726
 Salton Sea Unit IV                           0      3,357      5,446     5,139      5,768     5,419      6,372     5,962
 Vulcan                                   6,452      6,096      6,483     5,893      6,053     6,216      6,391     6,573
 Del Ranch                                6,947      7,221      7,877     8,155      6,421     6,599      6,780     6,967
 Elmore                                   7,551      7,815      8,495     8,789      7,230     7,431      7,636     7,886
 Leathers                                 7,125      7,375      7,768     8,322      7,826     6,897      7,084     7,277
                                        -------    -------    -------   -------    -------   -------    -------   -------
 Total Expenses                          47,996     50,541     54,255    54,985     51,416    51,230     53,381    54,368
 Project Operating Income               116,350    124,146    137,273   143,285     84,968    58,871     55,989    57,720
 PROJECT ROYALTY EXPENSES
  (ROYALTIES TO MAGMA)
 Vulcan                                     597        527        545       564        584       605        626       648
 Del Ranch                                6,155      6,590      7,067     7,573      2,075     2,148      2,207     2,277
 Elmore                                   6,133      6,567      7,042     7,546      2,069     2,142      2,201     2,271
 Leathers                                 6,488      6,944      7,446     7,978      8,511     2,273      2,335     2,408
                                        -------    -------    -------   -------    -------   -------    -------   -------
 Royalty Expenses                        19,373     20,628     22,100    23,662     13,239     7,167      7,370     7,602
 Cash After Royalty Payments             96,976    103,518    115,173   119,623     71,729    51,703     48,619    50,117
 CAPITAL EXPENDITURES
 Salton Sea Units I, II & III             1,030      1,061      1,093     1,126      1,159     1,194      1,230     1,267
 Salton Sea Unit IV                           0          0        337       347        357       368        379       390
 Vulcan                                   1,040      1,082      1,100     1,133      1,167     1,202      1,238     1,275
 Del Ranch                                1,030      1,061      1,093     1,126      1,159     1,194      1,230     1,267
 Elmore                                   1,086      1,118      1,152     1,186      1,222     1,259      1,296     1,335
 Leathers                                 1,030      1,061      1,093     1,126      1,159     1,194      1,230     1,267
                                        -------    -------    -------   -------    -------   -------    -------   -------
 Total Capital Expenditures               5,216      5,382      5,866     6,042      6,224     6,410      6,603     6,801
 INTEREST INCOME
 Del Ranch                                  197        197        197       197        197       197         98         0
 Elmore                                     198        198        198       198        198       198         99         0
 Leathers                                   249        249        249       249        249       249        249       125
                                        -------    -------    -------   -------    -------   -------    -------   -------
 Total Interest Income                      644        644        644       644        644       644        446       125
 RESERVE RELEASES
 Del Ranch                                    0          0          0         0          0         0      3,280         0
 Elmore                                       0          0          0         0          0         0      3,300         0
 Leathers                                     0          0          0         0          0         0          0     4,150
                                        -------    -------    -------   -------    -------   -------    -------   -------
 Total Reserve Releases                       0          0          0         0          0         0      6,580     4,150
 Changes in AP/AR                          (505)      (996)    (1,684)     (568)     5,640     2,215        102      (272)
 Cash Available for Project Debt Service 91,900     97,783    108,266   113,657     71,789    48,152     49,145    47,318
 PROJECT DEBT SERVICE (MAGMA SHARE)
 Salton Sea Units I&II                    5,176          0          0         0          0         0          0         0
 Salton Sea Unit III                     12,076          0          0         0          0         0          0         0
 Del Ranch Debt Service                   4,734      4,612      4,319     4,025      1,384     1,290      1,196         0
 Elmore Debt Service                      4,960      4,832      4,525     4,217      1,450     1,351      1,253         0
 Leathers Debt Service                    6,585      8,036      8,063     7,529      7,035       873        814       755
                                        -------    -------    -------   -------    -------   -------    -------   -------
 Total Project Debt Service              33,530     17,480     16,906    15,772      9,868     3,514      3,263       755
 Cash After Project Debt Service         58,370     80,303     91,360    97,885     61,921    44,638     45,882    46,564


                                                                 2-1






                                               SALTON SEA FUNDING CORPORATION
                                                      S&W PROJECTIONS
                                                         BASE CASE

  CASH FROM PROJECTS                          2003      2004       2005      2006       2007      2008       2009       2010
                                              ----      ----       ----      ----       ----      ----       ----       ----
  REVENUES
  Salton Sea Unit I                             5,628     5,836      6,029     6,240      6,458     6,697      6,918      7,160
  Salton Sea Unit II                            8,617     8,791      8,940     9,109      9,283     9,479      9,647      9,837
  Salton Sea Unit III                          25,376    25,887     26,324    26,819     27,329    27,904     28,396     28,954
  Salton Sea Unit IV                           37,058    37,875     38,685    32,155     32,099    31,995     31,341     31,958
  Vulcan                                        8,097     8,272      8,421     8,591      8,766     8,963      9,131      9,322
  Del Ranch                                    10,071    10,270     10,441    10,635     10,834    11,059     11,251     11,469
  Elmore                                       10,057    10,256     10,427    10,620     10,819    11,043     11,235     11,453
  Leathers                                      9,819    10,017     10,187    10,380     10,578    10,802     10,993     11,210
                                              -------   -------    -------   -------    -------   -------    -------    -------
  Total Revenues                              114,721   117,204    119,455   114,548    116,168   117,943    118,914    121,364
  EXPENSES
  Salton Sea Units I&II                         8,224     8,481      8,744     9,016      9,296     9,588      9,885     10,193
  Salton Sea Unit III                          12,091    12,469     12,855    13,255     13,668    14,097     14,534     14,987
  Salton Sea Unit IV                            6,118     5,983      7,324     5,385      5,703     5,745      6,824      5,835
  Vulcan                                        6,760     6,593      7,150     7,354      7,565     7,782      8,004      8,234
  Del Ranch                                     7,160     7,360      7,563     7,774      7,991     8,216      8,445      8,683
  Elmore                                        8,105     8,331      8,562     8,800      9,046     9,300      9,560      9,829
  Leathers                                      7,475     7,680      7,890     8,107      8,331     8,561      8,798      9,042
                                              -------   -------    -------   -------    -------   -------    -------    -------
  Total Expenses                               55,933    57,257     60,088    59,691     61,600    63,288     66,050     66,803
  Project Operating Income                     58,789    59,948     59,366    54,857     54,568    54,654     52,864     54,561
  PROJECT ROYALTY EXPENSES
   (ROYALTIES TO MAGMA)
  Vulcan                                          670       694        718       743        769       796        824        853
  Del Ranch                                     2,348     2,431      2,498     2,577      2,658     2,751      2,828      2,917
  Elmore                                        2,342     2,424      2,491     2,570      2,651     2,743      2,820      2,909
  Leathers                                      2,482     2,567      2,638     2,719      2,803     2,900      2,980      3,072
                                              -------   -------    -------   -------    -------   -------    -------    -------
  Royalty Expenses                              7,842     8,115      8,345     8,609      8,881     9,190      9,451      9,750
  Cash After Royalty Payments                  50,946    51,832     51,021    46,248     45,687    45,464     43,412     44,811
  CAPITAL EXPENDITURES
  Salton Sea Units I, II & III                  1,305     1,344      1,384     1,426      1,469     1,513      1,558      1,605
  Salton Sea Unit IV                              402       414        426       439        452       466        480        494
  Vulcan                                        1,313     1,353      1,393     1,435      1,478     1,523      1,568      1,615
  Del Ranch                                     1,305     1,344      1,384     1,426      1,469     1,513      1,558      1,605
  Elmore                                        1,375     1,416      1,459     1,503      1,548     1,594      1,642      1,691
  Leathers                                      1,305     1,344      1,384     1,426      1,469     1,513      1,558      1,605
                                              -------   -------    -------   -------    -------   -------    -------    -------
  Total Capital Expenditures                    7,005     7,215      7,431     7,654      7,884     8,121      8,364      8,615
  INTEREST INCOME
  Del Ranch                                         0         0          0         0          0         0          0          0
  Elmore                                            0         0          0         0          0         0          0          0
  Leathers                                          0         0          0         0          0         0          0          0
                                              -------   -------    -------   -------    -------   -------    -------    -------
  Total Interest Income                             0         0          0         0          0         0          0          0
  RESERVE RELEASES
  Del Ranch                                         0         0          0         0          0         0          0          0
  Elmore                                            0         0          0         0          0         0          0          0
  Leathers                                          0         0          0         0          0         0          0          0
                                              -------   -------    -------   -------    -------   -------    -------    -------
  Total Reserve Releases                            0         0          0         0          0         0          0          0
  Changes in AP/AR                               (262)     (242)      (221)      567       (148)     (161)       (78)      (236)
  Cash Available for Project Debt Service      43,679    44,375     43,368    39,160     37,655    37,183     34,970     35,960
  PROJECT DEBT SERVICE
   (MAGMA SHARE)
  Salton Sea Units I&II                             0         0          0         0          0         0          0          0
  Salton Sea Unit III                               0         0          0         0          0         0          0          0
  Del Ranch Debt Service                            0         0          0         0          0         0          0          0
  Elmore Debt Service                               0         0          0         0          0         0          0          0
  Leathers Debt Service                             0         0          0         0          0         0          0          0
                                              -------   -------    -------   -------    -------   -------    -------    -------
  Total Project Debt Service                        0         0          0         0          0         0          0          0
  Cash After Project Debt Service              43,679    44,375     43,368    39,160     37,655    37,183     34,970     35,960

                                                                      2-2





                                          SALTON SEA FUNDING CORPORATION
                                                 S&W PROJECTIONS
                                                    BASE CASE

 MAGMA CASH FLOW STATEMENT              1995       1996       1997      1998       1999      2000       2001      2002
                                        ----       ----       ----      ----       ----      ----       ----      ----
 MAGMA REVENUES
 Cash From Projects                      58,370     80,303     91,360    97,885     61,921    44,638     45,882    46,564
 Monofill Revenues                        1,000      1,000      1,000         0          0         0          0         0
 Royalties from Vulcan                    1,194      1,054      1,090     1,129      1,168     1,209      1,251     1,295
 Royalties from Del Ranch                12,311     13,181     14,134    15,147      4,150     4,295      4,415     4,554
 Royalties from Elmore                   12,266     13,134     14,083    15,093      4,139     4,284      4,403     4,541
 Royalties from Leathers                 12,976     13,889     14,892    15,956     17,022     4,547      4,671     4,815
 Other Royalties                          1,229      1,299      1,381     1,465        509       518        526       534
                                        -------    -------    -------   -------    -------   -------    -------   -------
 Total Magma Revenues                    99,345    123,859    137,940   146,674     88,908    59,490     61,148    62,303

 MAGMA EXPENSES
 Magma G&A                                1,381      1,422      1,465     1,509      1,554     1,601      1,649     1,698
 Restructuring Expenditures               8,600      5,000          0         0          0         0          0         0
 Less: General O&M Reduction             (4,500)    (5,064)    (6,466)   (6,660)    (6,860)   (7,066)    (7,278)   (7,496)
                                        -------    -------    -------   -------    -------   -------    -------   -------
 Total Magma Expenses                     5,481      1,358     (5,001)   (5,151)    (5,306)   (5,465)    (5,629)   (5,798)
 Cash Available for Magma Obligations    93,864    122,501    142,942   151,825     94,214    64,955     66,777    68,101
 MAGMA OBLIGATIONS
 Pollution Control Debt Interest            305        305        305       237        164        85          0         0
 Pollution Control Debt Principal             0          0        890       960      1,035     1,115          0         0
 Installment Obligations                  1,388      1,393      1,321     1,101        137       137          0         0
 LOC Fees                                    94         94         94        94         94         0          0         0
 Debt Service Reserve LC Fees               200        400        400       400        400       400        400       400
                                        -------    -------    -------   -------    -------   -------    -------   -------
 Total Magma Obligations                  1,987      2,192      3,010     2,792      1,829     1,737        400       400

 Cash Available for Funding Corp Debt    91,877    120,309    139,932   149,034     92,385    63,219     66,377    67,701

                                                          2-3





                                           SALTON SEA FUNDING CORPORATION
                                                   S&W PROJECTIONS
                                                      BASE CASE

  MAGMA CASH FLOW STATEMENT                   2003      2004       2005      2006       2007      2008       2009       2010
                                              ----      ----       ----      ----       ----      ----       ----       ----
  MAGMA REVENUES
  Cash From Projects                           43,679    44,375     43,368    39,160     37,655    37,183     34,970     35,960
  Monofill Revenues                                 0         0          0         0          0         0          0          0
  Royalties from Vulcan                         1,340     1,387      1,436     1,486      1,538     1,592      1,648      1,705
  Royalties from Del Ranch                      4,697     4,861      4,997     5,154      5,316     5,502      5,655      5,833
  Royalties from Elmore                         4,684     4,848      4,983     5,140      5,301     5,487      5,640      5,817
  Royalties from Leathers                       4,964     5,135      5,275     5,438      5,607     5,800      5,960      6,144
  Other Royalties                                 543       554        562       572        582       594        604        615
                                              -------   -------    -------   -------    -------   -------    -------    -------
  Total Magma Revenues                         59,907    61,160     60,621    56,950     55,999    56,157     54,477     56,075

  MAGMA EXPENSES
  Magma G&A                                     1,749     1,802      1,856     1,911      1,969     2,028      2,088      2,151
  Restructuring Expenditures                        0         0          0         0          0         0          0          0
  Less: General O&M Reduction                  (7,721)   (7,952)    (8,191)   (8,437)    (8,690)   (8,950)    (9,219)    (9,496)
                                              -------   -------    -------   -------    -------   -------    -------    -------
  Total Magma Expenses                         (5,972)   (6,151)    (6,335)   (6,525)    (6,721)   (6,923)    (7,131)    (7,344)
  Cash Available for Magma Obligations         65,879    67,311     66,957    63,476     62,721    63,080     61,607     63,419
  MAGMA OBLIGATIONS
  Pollution Control Debt Interest                   0         0          0         0          0         0          0          0
  Pollution Control Debt Principal                  0         0          0         0          0         0          0          0
  Installment Obligations                           0         0          0         0          0         0          0          0
  LOC Fees                                          0         0          0         0          0         0          0          0
  Debt Service Reserve LC Fees                    400       400        400       400        400       400        400        200
                                              -------   -------    -------   -------    -------   -------    -------    -------
  Total Magma Obligations                         400       400        400       400        400       400        400        200

  Cash Available for Funding Corp Debt         65,479    66,911     66,557    63,076     62,321    62,680     61,207     63,219


                                                               2-4






                                      SALTON SEA FUNDING CORPORATION
                                             S&W PROJECTIONS
                                                BASE CASE

CASH FLOWS AVAILABLE FOR BOND PAYMENTS  1995       1996       1997      1998       1999      2000       2001      2002
                                        ----       ----       ----      ----       ----      ----       ----      ----
 CASH FLOW FROM PROJECTS
 Salton Sea Units I&II                    8,829     14,927     15,739    15,677     15,529     7,776      5,212     5,290
 Salton Sea Unit III                     27,202     39,883     39,522    39,208     12,363    12,460     12,489    12,562
 Salton Sea Unit IV                           0     13,798     24,835    26,624     27,348    28,112     27,879    29,555
 Vulcan                                  12,815      2,063        557     1,273      1,242     1,226      1,174     1,134
 Del Ranch                                5,960      6,862      7,933     9,113        229       266      3,468     1,218
 Elmore                                   5,188      6,119      7,218     8,398       (511)     (489)     2,717       444
 Leathers                                 3,380      2,710      3,707     4,819      6,941       138        118     4,128
 Changes in AP/AR                          (505)      (996)    (1,684)     (568)     5,640     2,215        102      (272)
                                        -------    -------    -------   -------    -------   -------    -------   -------
 Total Cash From Projects                62,870     85,367     97,826   104,545     68,780    51,703     53,160    54,060

 OTHER REVENUE CASH FLOWS
 Monofill Revenue                         1,000      1,000      1,000         0          0         0          0         0
 Royalties from Vulcan                    1,194      1,054      1,090     1,129      1,168     1,209      1,251     1,295
 Royalties from Del Ranch                12,311     13,181     14,134    15,147      4,150     4,295      4,415     4,554
 Royalties from Elmore                   12,266     13,134     14,083    15,093      4,139     4,284      4,403     4,541
 Royalties from Leathers                 12,976     13,889     14,892    15,956     17,022     4,547      4,671     4,815
 Other Royalties                          1,229      1,299      1,381     1,465        509       518        526       534
                                        -------    -------    -------   -------    -------   -------    -------   -------
 Total Other Revenues                    40,975     43,556     46,581    48,789     26,987    14,853     15,266    15,739

 OTHER EXPENDITURES
 Magma G&A                                1,381      1,422      1,465     1,509      1,554     1,601      1,649     1,698
 Restructuring Expenses                   8,600      5,000          0         0          0         0          0         0
 Installments/Pollution
  Control Debt Service                    1,787      1,792      2,610     2,392      1,429     1,337          0         0
 Debt Service Reserve LC Fees               200        400        400       400        400       400        400       400
                                        -------    -------    -------   -------    -------   -------    -------   -------
 Total Other Expenditures                11,967      8,614      4,475     4,301      3,383     3,337      2,049     2,098
 Net Cash Available for
  SSFC Debt Service                      91,877    120,309    139,932   149,034     92,385    63,219     66,377    67,701

 Interim Debt Service                    22,302
 Project Debt Interest (Net)             14,219     30,226     28,110    23,583     19,094    16,667     15,596    13,996
 Project Debt Principal                  22,912     48,107     64,378    74,938     35,108    19,573     21,377    22,698
                                        -------    -------    -------   -------    -------   -------    -------   -------
 Project Debt Service                    59,432     78,333     92,488    98,520     54,202    36,240     36,972    36,693
 Project Debt Coverages                    1.55       1.54       1.51      1.51       1.70      1.74       1.80      1.85
 Minimum DCR                   1.51
 Average DCR                   1.95
 Maximum DCR                   3.16

                                                       2-5





                                            SALTON SEA FUNDING CORPORATION
                                                    S&W PROJECTIONS
                                                      BASE CASE

  CASH FLOWS AVAILABLE FOR BOND PAYMENTS       2003      2004       2005      2006       2007      2008       2009       2010
                                               ----      ----       ----      ----       ----      ----       ----       ----

   CASH FLOW FROM PROJECTS
   Salton Sea Units I&II                         5,368     5,474      5,533     5,621      5,711     5,833      5,901      6,002
   Salton Sea Unit III                          12,632    12,746     12,777    12,851     12,927    13,052     13,084     13,164
   Salton Sea Unit IV                           30,538    31,478     30,934    26,331     25,944    25,784     24,037     25,629
   Vulcan                                        1,092     1,063      1,004       958        910       878        811        758
   Del Ranch                                     1,148     1,083      1,001       924        844       771        678        590
   Elmore                                          353       266        161        61        (42)     (140)      (259)      (372)
   Leathers                                        531       459        370       285        198       117         15        (80)
   Changes in AP/AR                               (262)     (242)      (221)      567       (148)     (161)       (78)      (236)
                                               -------   -------    -------   -------    -------   -------    -------    -------
   Total Cash From Projects                     51,400    52,328     51,559    47,597     46,345    46,133     44,189     45,455

   OTHER REVENUE CASH FLOWS
   Monofill Revenue                                  0         0          0         0          0         0          0          0
   Royalties from Vulcan                         1,340     1,387      1,436     1,486      1,538     1,592      1,648      1,705
   Royalties from Del Ranch                      4,697     4,861      4,997     5,154      5,316     5,502      5,655      5,833
   Royalties from Elmore                         4,684     4,848      4,983     5,140      5,301     5,487      5,640      5,817
   Royalties from Leathers                       4,964     5,135      5,275     5,438      5,607     5,800      5,960      6,144
   Other Royalties                                 543       554        562       572        582       594        604        615
                                               -------   -------    -------   -------    -------   -------    -------    -------
   Total Other Revenues                         16,228    16,785     17,253    17,790     18,344    18,975     19,506     20,115

   OTHER EXPENDITURES
   Magma G&A                                     1,749     1,802      1,856     1,911      1,969     2,028      2,088      2,151
   Restructuring Expenses                            0         0          0         0          0         0          0          0
   Installments/Pollution
    Control Debt Service                             0         0          0         0          0         0          0          0
   Debt Service Reserve LC Fees                    400       400        400       400        400       400        400        200
                                               -------   -------    -------   -------    -------   -------    -------    -------
   Total Other Expenditures                      2,149     2,202      2,256     2,311      2,369     2,428      2,488      2,351
   Net Cash Available for SSFC Debt Services    65,479    66,911     66,557    63,076     62,321    62,680     61,207     63,219

   Interim Debt Service
   Project Debt Interest (Net)                  12,323    10,626      8,471     7,150      5,462     3,766      2,041        377
   Project Debt Principal                       22,237    23,776     23,312    21,537     21,505    22,037     21,876      9,630
                                               -------   -------    -------   -------    -------   -------    -------    -------
   Project Debt Service                         34,560    34,402     31,783    28,687     26,968    25,802     23,918     10,007
   Project Debt Coverages                         1.89      1.94       2.09      2.20       2.31      2.43       2.56       3.16

                                                        2-6






                                            SALTON SEA FUNDING CORPORATION
                                                   S&W PROJECTIONS
                                  AVOIDED COST HIGH (3.28(cent)/KWH) SENSITIVITY


CASH FLOWS AVAILABLE FOR BOND PAYMENTS          1995      1996       1997      1998       1999       2000      2001       2002
                                                ----      ----       ----      ----       ----       ----      ----       ----
    CASH FLOW FROM PROJECTS
    Salton Sea Units I&II                         8,829    14,927     15,739    15,677     15,529      8,226     5,837      5,934
    Salton Sea Unit III                          27,202    39,883     39,522    39,208     14,095     14,247    14,323     14,451
    Salton Sea Unit IV                                0    13,798     24,835    26,624     27,348     28,138    27,915     29,593
    Vulcan                                       12,816     2,551      1,119     1,851      1,838      1,841     1,806      1,784
    Del Ranch                                     5,961     6,863      7,934     9,114        709        761     3,977      1,742
    Elmore                                        5,187     6,119      7,217     8,397       (28)          9     3,229        972
    Leathers                                      3,379     2,710      3,706     4,819      6,940        621       615      4,640
    Changes in AP/AR                               (505)   (1,051)    (1,693)     (570)     5,327      2,092        69       (288)
                                                -------   -------    -------   -------    -------    -------   -------    -------
    Total Cash From Projects                     62,870    85,798     98,378   105,121     71,757     55,934    57,771     58,827

    OTHER REVENUE CASH FLOWS
    Monofill Revenue                              1,000     1,000      1,000         0          0          0         0          0
    Royalties from Vulcan                         1,194     1,054      1,090     1,129      1,168      1,209     1,251      1,295
    Royalties from Del Ranch                     12,311    13,181     14,134    15,147      4,541      4,700     4,829      4,981
    Royalties from Elmore                        12,266    13,134     14,083    15,093      4,528      4,686     4,816      4,966
    Royalties from Leathers                      12,976    13,889     14,892    15,956     17,022      4,974     5,109      5,266
    Other Royalties                               1,229     1,299      1,381     1,465        545        555       564        574
                                                -------   -------    -------   -------    -------    -------   -------    -------
    Total Other Revenues                         40,975    43,556     46,581    48,789     27,803     16,125    16,570     17,082

    OTHER EXPENDITURES
    Magma G&A                                     1,381     1,422      1,465     1,509      1,554      1,601     1,649      1,698
    Restructuring Expenses                        8,600     5,000          0         0          0          0         0          0
    Installments/Pollution Control Debt           1,787     1,792      2,610     2,392      1,429      1,337         0          0
      Service
    Debt Service Reserve LC Fees                    200       400        400       400        400        400       400        400
                                                -------   -------    -------   -------    -------    -------   -------    -------
    Total Other Expenditures                     11,967     8,614      4,475     4,301      3,383      3,337     2,049      2,098
    Net Cash Available for SSFC Debt Service     91,877   120,740    140,484   149,609     96,177     68,722    72,292     73,811

    Interim Debt Service                         22,302
    Project Debt Interest (Net)                  14,219    30,226     28,110    23,583     19,094     16,667    15,596     13,996
    Project Debt Principal                       22,912    48,107     64,378    74,938     35,108     19,573    21,377     22,698
                                                -------   -------    -------   -------    -------    -------   -------    -------
    Project Debt Service                         59,432    78,333     92,488    98,520     54,202     36,240    36,972     36,693
    Project Debt Coverages                         1.55      1.54       1.52      1.52       1.77       1.90      1.96       2.01
    Minimum DCR                1.52
    Average DCR                2.11
    Maximum DCR                3.59

                                                          2-7






                                                     SALTON SEA FUNDING CORPORATION
                                                              S&W PROJECTIONS
                                             AVOIDED COST HIGH (3.28(cent)/KWH) SENSITIVITY

CASH FLOWS AVAILABLE FOR BOND PAYMENTS          2003       2004       2005      2006       2007      2008       2009      2010
                                                ----       ----       ----      ----       ----      ----       ----      ----
    CASH FLOW FROM PROJECTS
    Salton Sea Units I&II                        6,031      6,158      6,235     6,343      6,454     6,599      6,688     6,811
    Salton Sea Unit III                         14,576     14,751     14,835    14,969     15,106    15,300     15,391    15,539
    Salton Sea Unit IV                          30,576     31,517     30,975    27,112     26,749    26,616     24,892    26,509
    Vulcan                                       1,762      1,755      1,715     1,690      1,665     1,657      1,611     1,583
    Del Ranch                                    1,688      1,640      1,573     1,513      1,452     1,398      1,322     1,254
    Elmore                                         896        827        738       655        569       491        390       296
    Leathers                                     1,058      1,003        929       861        791       729        644       568
    Changes in AP/AR                              (279)      (261)      (238)      464       (169)     (184)       (98)     (259)
                                               -------    -------    -------   -------    -------   -------    -------    -------
    Total Cash From Projects                    56,308     57,391     56,762    53,607     52,618    52,605     50,840    52,301

    OTHER REVENUE CASH FLOWS
    Monofill Revenue                                 0          0          0         0          0         0          0         0
    Royalties from Vulcan                        1,340      1,387      1,436     1,486      1,538     1,592      1,648     1,705
    Royalties from Del Ranch                     5,136      5,316      5,463     5,634      5,811     6,014      6,180     6,374
    Royalties from Elmore                        5,122      5,301      5,448     5,618      5,794     5,997      6,163     6,356
    Royalties from Leathers                      5,429      5,616      5,769     5,946      6,130     6,342      6,515     6,716
    Other Royalties                                584        596        605       617        628       641        652       665
                                               -------    -------    -------   -------    -------   -------    -------    -------
    Total Other Revenues                        17,612     18,216     18,721    19,302     19,901    20,586     21,158    21,816

    OTHER EXPENDITURES
    Magma G&A                                    1,749      1,802      1,856     1,911      1,969     2,028      2,088     2,151
    Restructuring Expenses                           0          0          0         0          0         0          0         0
    Installments/Pollution Control Debt
      Service                                        0          0          0         0          0         0          0         0
    Debt Service Reserve LC Fees                   400        400        400       400        400       400        400       200
                                               -------    -------    -------   -------    -------   -------    -------    -------
    Total Other Expenditures                     2,149      2,202      2,256     2,311      2,369     2,428      2,488     2,351
    Net Cash Available for SSFC Debt
      Service                                   71,770     73,406     73,227    70,598     70,150    70,764     69,509    71,766

    Interim Debt Service
    Project Debt Interest (Net)                 12,323     10,626      8,471     7,150      5,462     3,766      2,041       377
    Project Debt Principal                      22,237     23,776     23,312    21,537     21,505    22,037     21,876     9,630
                                               -------    -------    -------   -------    -------   -------    -------    -------
    Project Debt Service                        34,560     34,402     31,783    28,687     26,968    25,802     23,918    10,007
    Project Debt Coverages                        2.08       2.13       2.30      2.46       2.60      2.74       2.91      3.59

                                                              2-8






                                          SALTON SEA FUNDING CORPORATION
                                                  S&W PROJECTIONS
                                  AVOIDED COST LOW (2.20(cent)/KWH) SENSITIVITY

CASH FLOWS AVAILABLE FOR
  BOND PAYMENTS                      1995      1996       1997      1998       1999       2000      2001       2002
                                     ----      ----       ----      ----       ----       ----      ----       ----
 CASH FLOW FROM PROJECTS
 Salton Sea Units I&II                 8,829    14,927     15,739    15,677     15,529      6,946     4,060      4,104
 Salton Sea Unit III                  27,202    39,883     39,522    39,208      9,171      9,168     9,110      9,084
 Salton Sea Unit IV                        0    13,798     24,835    26,624     27,348     28,064    27,812     29,487
 Vulcan                               12,815     1,166       (477)      208        145         93        10       (65)
 Del Ranch                             5,959     6,861      7,931     9,111       (654)      (645)    2,531        253
 Elmore                                5,189     6,121      7,220     8,400     (1,401)    (1,407)    1,773       (528)
 Leathers                              3,381     2,711      3,708     4,820      6,942       (752)     (797)     3,186
 Changes in AP/AR                       (505)     (893)    (1,669)     (564)     6,216      2,442       164       (243)
                                     -------   -------    -------   -------    -------   -------    -------    -------
 Total Cash From Projects             62,870    84,573     96,808   103,485     63,297     43,909    44,665     45,278

 OTHER REVENUE CASH FLOWS
 Monofill Revenue                      1,000     1,000      1,000         0          0          0         0          0
 Royalties from Vulcan                 1,194     1,054      1,090     1,129      1,168      1,209     1,251      1,295
 Royalties from Del Ranch             12,311    13,181     14,134    15,147      3,430      3,550     3,651      3,767
 Royalties from Elmore                12,266    13,134     14,083    15,093      3,422      3,541     3,642      3,758
 Royalties from Leathers              12,976    13,889     14,892    15,956     17,022      3,759     3,864      3,984
 Other Royalties                       1,229     1,299      1,381     1,465        442        449       455        462
                                     -------   -------    -------   -------    -------   -------    -------    -------
 Total Other Revenues                 40,975    43,556     46,581    48,789     25,484     12,509    12,864     13,265

 OTHER EXPENDITURES
 Magma G&A                             1,381     1,422      1,465     1,509      1,554      1,601     1,649      1,698
 Restructuring Expenses                8,600     5,000          0         0          0          0         0          0
 Installments/Pollution Control
  Debt Service                         1,787     1,792      2,610     2,392      1,429      1,337         0          0
 Debt Service Reserve LC Fees            200       400        400       400        400        400       400        400
                                     -------   -------    -------   -------    -------   -------    -------    -------
 Total Other Expenditures             11,967     8,614      4,475     4,301      3,383      3,337     2,049      2,098
 Net Cash Available for SSFC
  Debt Service                        91,877   119,515    138,914   147,973     85,398     53,081    55,480     56,445

 Interim Debt Service                 22,302
 Project Debt Interest (Net)          14,219    30,226     28,110    23,583     19,094     16,667    15,596     13,996
 Project Debt Principal               22,912    48,107     64,378    74,938     35,108     19,573    21,377     22,698
                                     -------   -------    -------   -------    -------   -------    -------    -------
 Project Debt Service                 59,432    78,333     92,488    98,520     54,202     36,240    36,972     36,693
 Project Debt Coverages                 1.55      1.53       1.50      1.50       1.58       1.46      1.50       1.54
 Minimum DCR                1.46
 Average DCR                1.64
 Maximum DCR                2.37

                                                     2-9






                                                     SALTON SEA FUNDING CORPORATION
                                                             S&W PROJECTIONS
                                            AVOIDED COST LOW (2.20(cent)/KWH) SENSITIVITY

  CASH FLOWS AVAILABLE FOR BOND PAYMENTS      2003       2004       2005      2006       2007      2008       2009      2010
                                              ----       ----       ----      ----       ----      ----       ----      ----
   CASH FLOW FROM PROJECTS
   Salton Sea Units I&II                        4,148      4,215      4,241     4,291      4,342     4,420      4,452     4,511
   Salton Sea Unit III                          9,053      9,052      8,986     8,950      8,913     8,909      8,833     8,790
   Salton Sea Unit IV                          30,467     31,404     30,859    24,891     24,461    24,252     22,464    24,009
   Vulcan                                        (143)      (212)      (306)     (391)      (479)     (558)      (664)     (760)
   Del Ranch                                      154         58        (54)     (162)      (275)     (383)      (509)     (632)
   Elmore                                        (648)      (767)      (901)   (1,033)    (1,169)   (1,303)    (1,454)   (1,603)
   Leathers                                      (439)      (542)      (660)     (775)      (894)   (1,011)    (1,144)   (1,274)
   Changes in AP/AR                              (232)      (208)      (192)      755       (109)     (117)       (40)     (193)
                                              -------    -------    -------   -------    -------   -------    -------   -------
   Total Cash From Projects                    42,359     43,000     41,974    36,525     34,790    34,211     31,938    32,846

   OTHER REVENUE CASH FLOWS
   Monofill Revenue                                 0          0          0         0          0         0          0         0
   Royalties from Vulcan                        1,340      1,387      1,436     1,486      1,538     1,592      1,648     1,705
   Royalties from Del Ranch                     3,887      4,023      4,137     4,268      4,404     4,558      4,688     4,837
   Royalties from Elmore                        3,877      4,013      4,127     4,258      4,393     4,547      4,676     4,825
   Royalties from Leathers                      4,107      4,248      4,367     4,503      4,643     4,803      4,937     5,091
   Other Royalties                                469        476        483       490        498       507        514       523
                                              -------    -------    -------   -------    -------   -------    -------   -------
   Total Other Revenues                        13,680     14,147     14,549    15,005     15,476    16,006     16,463    16,981

   OTHER EXPENDITURES
   Magma G&A                                    1,749      1,802      1,856     1,911      1,969     2,028      2,088     2,151
   Restructuring Expenses                           0          0          0         0          0         0          0         0
   Installments/Pollution Control Debt
     Service                                        0          0          0         0          0         0          0         0
   Debt Service Reserve LC Fees                   400        400        400       400        400       400        400       200
                                              -------    -------    -------   -------    -------   -------    -------   -------
   Total Other Expenditures                     2,149      2,202      2,256     2,311      2,369     2,428      2,488     2,351

   Net Cash Available for SSFC Debt
     Service                                   53,890     54,945     54,268    49,219     47,898    47,789     45,913    47,476

   Interim Debt Service
   Project Debt Interest (Net)                 12,323     10,626      8,471     7,150      5,462     3,766      2,041       377
   Project Debt Principal                      22,237     23,776     23,312    21,537     21,505    22,037     21,876     9,630
                                              -------    -------    -------   -------    -------   -------    -------   -------
   Project Debt Service                        34,560     34,402     31,783    28,687     26,968    25,802     23,918    10,007
   Project Debt Coverages                        1.56       1.60       1.71      1.72       1.78      1.85       1.92      2.37

                                                               2-10





                                            SALTON SEA FUNDING CORPORATION
                                                    S&W PROJECTIONS
                                  AVOIDED COST AT 2.8(cent)/KWH FLAT SENSITIVITY

CASH FLOWS AVAILABLE FOR
 BOND PAYMENTS                       1995      1996       1997      1998       1999       2000      2001       2002
                                     ----      ----       ----      ----       ----       ----      ----       ----
CASH FLOW FROM PROJECTS
 Salton Sea Units I&II                 8,829    14,927     15,739    15,677     15,529      7,201     4,298      4,234
 Salton Sea Unit III                  27,202    39,883     39,522    39,208     10,483     10,180     9,810      9,465
 Salton Sea Unit IV                        0    13,798     24,835    26,624     27,348     28,078    27,826     29,494
 Vulcan                               12,815     1,831        172       760        597        442       252         67
 Del Ranch                             5,958     6,861      7,930     9,110       (292)      (366)    2,724        358
 Elmore                                5,189     6,121      7,220     8,400     (1,034)    (1,124)    1,969       (421)
 Leathers                              3,380     2,711      3,708     4,820      6,942       (478)     (607)     3,289
 Changes in AP/AR                       (505)     (969)    (1,667)     (553)     5,992      2,445       244       (150)
                                     -------   -------    -------   -------    -------   -------    -------    -------
 Total Cash From Projects             62,870    85,161     97,458   104,047     65,564     46,379    46,157     46,336

 OTHER REVENUE CASH FLOWS
 Monofill Revenue                      1,000     1,000      1,000         0          0          0         0          0
 Royalties from Vulcan                 1,194     1,054      1,090     1,129      1,168      1,209     1,251      1,295
 Royalties from Del Ranch             12,311    13,181     14,134    15,147      3,726      3,780     3,809      3,853
 Royalties from Elmore                12,266    13,134     14,083    15,093      3,716      3,770     3,800      3,843
 Royalties from Leathes               12,976    13,889     14,892    15,956     17,022      4,001     4,031      4,075
 Other Royalties                       1,229     1,299      1,381     1,465        470        470       470        470
                                     -------    -------    -------   -------    -------   -------    -------   -------
 Total Other Revenues                 40,975    43,556     46,581    48,789     26,102     13,230    13,361     13,536

 OTHER EXPENDITURES
 Magma G&A                             1,381     1,422      1,465     1,509      1,554      1,601     1,649      1,698
 Restructuring Expenses                8,600     5,000          0         0          0          0         0          0
 Installments/Polution Control
  Debt Service                         1,787     1,792      2,610     2,392      1,429      1,337         0          0
 Debt Service Reserve LC Fees            200       400        400       400        400        400       400        400
                                     -------    -------    -------   -------    -------   -------    -------   -------
 Total Other Expenditures             11,967     8,614      4,475     4,301      3,383      3,337     2,049      2,098
 Net Cash Available for
  SSFC Debt                           91,877   120,103    139,565   148,535     88,283     56,272    57,829     57,774

 Interim Debt Service                 22,302
 Project Debt Interest (Net)          14,219    30,226     28,110    23,583     19,094     16,667    15,596     13,996
 Project Debt Principal               22,912    48,107     64,378    74,938     35,108     19,573    21,377     22,698
                                     -------    -------    -------   -------    -------   -------    -------   -------
 Project Debt Service                 59,432    78,333     92,488    98,520     54,202     36,240    36,972     36,693
 Project Debt Coverages                 1.55      1.53       1.51      1.51       1.63       1.55      1.56       1.57
 Minimum DCR                1.51
 Average DCR                1.59
 Maximum DCR                1.92

                                             2-11





                                                     SALTON SEA FUNDING CORPORATION
                                                            S&W PROJECTIONS
                                            AVOIDED COST AT 2.8(cent)/KWH FLAT SENSITIVITY

  CASH FLOWS AVAILABLE FOR BOND PAYMENTS      2003       2004       2005      2006       2007      2008       2009      2010
                                              ----       ----       ----      ----       ----      ----       ----      ----
   CASH FLOW FROM PROJECTS
   Salton Sea Units I&II                        4,166      4,118      4,026     3,954      3,881     3,828      3,730     3,652
   Salton Sea Unit III                          9,106      8,767      8,355     7,962      7,558     7,173      6,714     6,273
   Salton Sea Unit IV                          30,468     31,399     30,847    24,526     23,961    23,610     21,680    23,076
   Vulcan                                        (124)      (309)      (523)     (731)      (946)   (1,157)    (1,396)   (1,632)
   Del Ranch                                      168        (22)      (230)     (438)      (652)     (867)    (1,100)   (1,335)
   Elmore                                        (633)      (846)    (1,078)   (1,310)    (1,550)   (1,791)    (2,051)   (2,313)
   Leathers                                      (425)      (620)      (832)   (1,045)    (1,264)   (1,484)    (1,723)   (1,963)
   Changes in AP/AR                              (136)      (109)       (90)      900         14        11         89       (59)
                                              -------    -------    -------   -------    -------   -------    -------   -------
   Total Cash From Projects                    42,589     42,376     40,475    33,818     31,002    29,324     25,942    25,700

   OTHER REVENUE CASH FLOWS
   Monofill Revenue                                 0          0          0         0          0         0          0         0
   Royalties from Vulcan                        1,340      1,387      1,436     1,486      1,538     1,592      1,648     1,705
   Royalties from Del Ranch                     3,899      3,958      3,994     4,044      4,096     4,163      4,206     4,264
   Royalties from Elmore                        3,889      3,948      3,984     4,034      4,086     4,153      4,196     4,254
   Royalties from Leathers                      4,120      4,180      4,215     4,266      4,318     4,384      4,427     4,485
   Other Royalties                                470        470        470       470        470       470        470       470
                                              -------    -------    -------   -------    -------   -------    -------   -------
   Total Other Revenues                        13,717     13,944     14,099    14,300     14,509    14,762     14,947    15,177

   OTHER EXPENDITURES
   Magma G&A                                    1,749      1,802      1,856     1,911      1,969     2,028      2,088     2,151
   Restructuring Expenses                           0          0          0         0          0         0          0         0
   Installments/Pollution
    Control Debt Service                            0          0          0         0          0         0          0         0
   Debt Service Reserve LC Fees                   400        400        400       400        400       400        400       200
                                              -------    -------    -------   -------    -------   -------    -------   -------
   Total Other Expenditures                     2,149      2,202      2,256     2,311      2,369     2,428      2,488     2,351
   Net Cash Available for
     SSFC Debt Service                         54,157     54,118     52,319    45,807     43,142    41,659     38,400    38,526

   Interim Debt Service
   Project Debt Interest (Net)                 12,323     10,626      8,471     7,150      5,462     3,766      2,041       377
   Project Debt Principal                      22,237     23,776     23,312    21,537     21,505    22,037     21,876     9,630
                                              -------    -------    -------   -------    -------   -------    -------   -------
   Project Debt Service                        34,560     34,402     31,783    28,687     26,968    25,802     23,918    10,007
   Project Debt Coverages                        1.57       1.57       1.65      1.60       1.60      1.61       1.61      1.92

                                                 2-12






                                                       SALTON SEA FUNDING CORPORATION
                                                              S&W PROJECTIONS
                                      GENERAL OPERATING AND MAINTENANCE COSTS 15% HIGHER SENSITIVITY

CASH FLOWS AVAILABLE FOR BOND PAYMENTS   1995      1996       1997      1998       1999       2000      2001       2002
                                         ----      ----       ----      ----       ----       ----      ----       ----
 CASH FLOW FROM PROJECTS
 Salton Sea Units I&II                     8,829    14,927     15,739    15,677     15,529      7,776     5,212      5,290
 Salton Sea Unit III                      27,202    39,883     39,522    39,208     12,363     12,460    12,489     12,562
 Salton Sea Unit IV                            0    13,798     24,835    26,624     27,348     28,112    27,879     29,555
 Vulcan                                   12,664     1,892        339     1,048      1,011        987       928        880
 Del Ranch                                 5,795     6,676      7,695     8,868        (23)         7     3,201        943
 Elmore                                    5,003     5,911      6,952     8,124       (793)      (780)    2,418        136
 Leathers                                  3,207     2,516      3,459     4,564      6,678       (133)     (161)     3,841
 Changes in AP/AR                           (505)     (996)    (1,684)     (568)     5,640      2,215       102       (272)
                                         -------   -------    -------   -------    -------    -------   -------    -------
 Total Cash From Projects                 62,195    84,607     96,856   103,546     67,751     50,643    52,068     52,935

 OTHER REVENUE CASH FLOWS
 Monofill Revenue                          1,000     1,000      1,000         0          0          0         0          0
 Royalties from Vulcan                     1,194     1,054      1,090     1,129      1,168      1,209     1,251      1,295
 Royalties from Del Ranch                 12,311    13,181     14,134    15,147      4,150      4,295     4,415      4,554
 Royalties from Elmore                    12,266    13,134     14,083    15,093      4,139      4,284     4,403      4,541
 Rayalties from Leathers                  12,976    13,889     14,892    15,956     17,022      4,547     4,671      4,815
 Other Royalties                           1,229     1,299      1,381     1,465        509        518       526        534
                                         -------   -------    -------   -------    -------    -------   -------    -------
 Total Other Revenues                     40,975    43,556     46,581    48,789     26,987     14,853    15,266     15,739

 OTHER EXPENDITURES
 Magma G&A                                 1,381     1,422      1,465     1,509      1,554      1,601     1,649      1,698
 Restructuring Expenses                    8,600     5,000          0         0          0          0         0          0
 Installments/Pollution Control
  Debt Service                             1,787     1,792      2,610     2,392      1,429      1,337         0          0
 Debt Service Reserve LC Fees                200       400        400       400        400        400       400        400
                                         -------   -------    -------   -------    -------    -------   -------    -------
 Total Other Expenditures                 11,967     8,614      4,475     4,301      3,383      3,337     2,049      2,098
 Net Cash Available for
  SSFC Debt Service                       91,202   119,549    138,962   148,035     91,356     62,159    65,285     66,577

 Interim Debt Service                     22,302
 Project Debt Interest (Net)              14,219    30,226     28,110    23,583     19,094     16,667    15,596     13,996
 Project Debt Principal                   22,912    48,107     64,378    74,938     35,108     19,573    21,377     22,698
                                         -------   -------    -------   -------    -------    -------   -------    -------
 Project Debt Service                     59,432    78,333     92,488    98,520     54,202     36,240    36,972     36,693
 Project Debt Coverages                     1.53      1.53       1.50      1.50       1.69       1.72      1.77       1.81
 Minimum DCR                1.50
 Average DCR                1.92
 Maximum DCR                3.09

                                                2-13





                                                                SALTON SEA FUNDING CORPORATION
                                                                        S&W PROJECTIONS
                                             GENERAL OPERATING AND MAINTENANCE COSTS 15% HIGHER SENSITIVITY

   CASH FLOWS AVAILABLE FOR
    BOND PAYMENTS                              2003       2004       2005      2006       2007      2008       2009      2010
                                               ----       ----       ----      ----       ----      ----       ----      ----
    CASH FLOW FROM PROJECTS
    Salton Sea Units I&II                        5,368      5,474      5,533     5,621      5,711     5,833      5,901     6,002
    Salton Sea Unit III                         12,632     12,746     12,777    12,851     12,927    13,052     13,084    13,164
    Salton Sea Unit IV                          30,538     31,478     30,934    26,331     25,944    25,784     24,037    25,629
    Vulcan                                         831        794        727       673        617       575        499       438
    Del Ranch                                      864        791        700       614        525       442        339       241
    Elmore                                          35        (61)      (176)     (286)      (400)     (508)      (638)     (763)
    Leathers                                       235        154         56       (38)      (135)     (227)      (338)     (445)
    Changes in AP/AR                              (262)      (242)      (221)      567       (148)     (161)       (78)     (236)
                                               -------    -------    -------   -------    -------   -------    -------   -------
    Total Cash From Projects                    50,242     51,135     50,330    46,331     45,041    44,790     42,807    44,031

    OTHER REVENUE CASH FLOWS
    Monofill Revenue                                 0          0          0         0          0         0          0         0
    Royalties from Vulcan                        1,340      1,387      1,436     1,486      1,538     1,592      1,648     1,705
    Royalties from Del Ranch                     4,697      4,861      4,997     5,154      5,316     5,502      5,655     5,833
    Royalties from Elmore                        4,684      4,848      4,983     5,140      5,301     5,487      5,640     5,817
    Royalties from Leathers                      4,964      5,135      5,275     5,438      5,607     5,800      5,960     6,144
    Other Royalties                                543        554        562       572        582       594        604       615
                                               -------    -------    -------   -------    -------   -------    -------   -------
    Total Other Revenues                        16,228     16,785     17,253    17,790     18,344    18,975     19,506    20,115

    OTHER EXPENDITURES
    Magma G&A                                    1,749      1,802      1,856     1,911      1,969     2,028      2,088     2,151
    Restructuring Expenses                           0          0          0         0          0         0          0         0
    Installments/Pollution
      Control Debt Service                           0          0          0         0          0         0          0         0
    Debt Service Reserve LC Fees                   400        400        400       400        400       400        400       200
                                               -------    -------    -------   -------    -------   -------    -------   -------
    Total Other Expenditures                     2,149      2,202      2,256     2,311      2,369     2,428      2,488     2,351
    Net Cash Available for SSFC Debt Service    64,321     65,718     65,328    61,810     61,017    61,337     59,824    61,795

    Interim Debt Service
    Project Debt Interest (Net)                 12,323     10,626      8,471     7,150      5,462     3,766      2,041       377
    Project Debt Principal                      22,237     23,776     23,312    21,537     21,505    22,037     21,876     9,630
                                               -------    -------    -------   -------    -------   -------    -------   -------
    Project Debt Service                        34,560     34,402     31,783    28,687     26,968    25,802     23,918    10,007
    Project Debt Coverages                        1.86       1.91       2.06      2.15       2.26      2.38       2.50      3.09

                                               2-14






                                     SALTON SEA FUNDING CORPORATION
                                             S&W PROJECTIONS
                              PH MODIFICATION COST REDUCTIONS SENSITIVITY

CASH FLOWS AVAILABLE FOR
 BOND PAYMENTS                   1995      1996       1997      1998       1999       2000      2001       2002
                                 ----      ----       ----      ----       ----       ----      ----       ----
 CASH FLOW FROM PROJECTS
 Salton Sea Units I&II             8,829    14,927     14,739    14,647     14,468      6,683     4,086      4,131
 Salton Sea Unit III              27,202    39,883     38,522    38,178     11,302     11,367    11,363     11,403
 Salton Sea Unit IV                    0    13,798     24,835    26,624     27,348     28,112    27,879     29,555
 Vulcan                           12,815     2,063        557     1,273      1,242      1,226     1,174      1,134
 Del Ranch                         5,960     6,862      7,933     9,113        229        266     3,468      1,218
 Elmore                            5,188     6,119      7,218     8,398       (511)      (489)    2,717        444
 Leathers                          3,380     2,710      3,707     4,819      6,941        138       118      4,128
 Changes in AP/AR                   (505)     (996)    (1,684)     (568)     5,640      2,215       102       (272)
                                 -------   -------    -------   -------    -------    -------   -------    -------
 Total Cash From Projects         62,870    85,367     95,826   102,485     66,659     49,518    50,909     51,741

 OTHER REVENUE CASH FLOWS
 Monofill Revenue                  1,000     1,000      1,000         0          0          0         0          0
 Royalties from Vulcan             1,194     1,054      1,090     1,129      1,168      1,209     1,251      1,295
 Royalties from Del Ranch         12,311    13,181     14,134    15,147      4,150      4,295     4,415      4,554
 Royalties from Elmore            12,266    13,134     14,083    15,093      4,139      4,284     4,403      4,541
 Royalties from Leathers          12,976    13,889     14,892    15,956     17,022      4,547     4,671      4,815
 Other Royalties                   1,229     1,299      1,381     1,465        509        518       526        534
                                 -------   -------    -------   -------    -------    -------   -------    -------
 Total Other Revenues             40,975    43,556     46,581    48,789     26,987     14,853    15,266     15,739

 OTHER EXPENDITURES
 Magma G&A                         1,381     1,422      1,465     1,509      1,554      1,601     1,649      1,698
 Restructuring Expenses            8,600     5,000          0         0          0          0         0          0
 Installments/Pollution
  Control Debt Service             1,787     1,792      2,610     2,392      1,429      1,337         0          0
 Debt Service Reserve LC Fees        200       400        400       400        400        400       400        400
                                 -------   -------    -------   -------    -------    -------   -------    -------
 Total Other Expenditures         11,967     8,614      4,475     4,301      3,383      3,337     2,049      2,098
 Net Cash Available for
  SSFC Debt Service               91,877   120,309    137,932   146,974     90,263     61,033    64,126     65,382

 Interim Debt Service             22,302
 Project Debt Interest (Net)      14,219    30,226     28,110    23,583     19,094     16,667    15,596     13,996
 Project Debt Principal           22,912    48,107     64,378    74,938     35,108     19,573    21,377     22,698
                                 -------   -------    -------   -------    -------    -------   -------    -------
 Project Debt Service             59,432    78,333     92,488    98,520     54,202     36,240    36,972     36,693
 Project Debt Coverages             1.55      1.54       1.49      1.49       1.67       1.68      1.73       1.78
 Minimum DCR                1.49
 Average DCR                1.89
 Maximum DCR                3.01

                                             2-15





                                                   SALTON SEA FUNDING CORPORATION
                                                           S&W PROJECTIONS
                                            PH MODIFICATION COST REDUCTIONS SENSITIVITY

  CASH FLOWS AVAILABLE FOR BOND PAYMENTS      2003       2004       2005      2006       2007      2008       2009      2010
                                              ----       ----       ----      ----       ----      ----       ----      ----
   CASH FLOW FROM PROJECTS
   Salton Sea Units I&II                        4,174      4,244      4,267     4,316      4,367     4,448      4,476     4,533
   Salton Sea Unit III                         11,438     11,516     11,510    11,546     11,583    11,667     11,658    11,696
   Salton Sea Unit IV                          30,538     31,478     30,934    26,331     25,944    25,784     24,037    25,629
   Vulcan                                       1,092      1,063      1,004       958        910       878        811       758
   Del Ranch                                    1,148      1,083      1,001       924        844       771        678       590
   Elmore                                         353        266        161        61        (42)     (140)      (259)     (372)
   Leathers                                       531        459        370       285        198       117         15       (80)
   Changes in AP/AR                              (262)      (242)      (221)      567       (148)     (161)       (78)     (236)
                                              -------    -------    -------   -------    -------   -------    -------   -------
   Total Cash From Projects                    49,012     49,868     49,026    44,987     43,657    43,365     41,338    42,518

   OTHER REVENUE CASH FLOWS
   Monofill Revenue                                 0          0          0         0          0         0          0         0
   Royalties from Vulcan                        1,340      1,387      1,436     1,486      1,538     1,592      1,648     1,705
   Royalties from Del Ranch                     4,697      4,861      4,997     5,154      5,316     5,502      5,655     5,833
   Royalties from Elmore                        4,684      4,848      4,983     5,140      5,301     5,487      5,640     5,817
   Royalties from Leathers                      4,964      5,135      5,275     5,438      5,607     5,800      5,960     6,144
   Other Royalties                                543        554        562       572        582       594        604       615
                                              -------    -------    -------   -------    -------   -------    -------   -------
   Total Other Revenues                        16,228     16,785     17,253    17,790     18,344    18,975     19,506    20,115

   OTHER EXPENDITURES
   Magma G&A                                    1,749      1,802      1,856     1,911      1,969     2,028      2,088     2,151
   Restructuring Expenses                           0          0          0         0          0         0          0         0
   Installments/Pollution
     Control Debt Service                           0          0          0         0          0         0          0         0
   Debt Service Reserve LC Fees                   400        400        400       400        400       400        400       200
                                              -------    -------    -------   -------    -------   -------    -------   -------
   Total Other Expenditures                     2,149      2,202      2,256     2,311      2,369     2,428      2,488     2,351
   Net Cash Available for
    SSFC Debt Service                          63,091     64,451     64,023    60,466     59,633    59,911     58,355    60,282

   Interim Debt Service
   Project Debt Interest (Net)                 12,323     10,626      8,471     7,150      5,462     3,766      2,041       377
   Project Debt Principal                      22,237     23,776     23,312    21,537     21,505    22,037     21,876     9,630
                                              -------    -------    -------   -------    -------   -------    -------   -------
   Project Debt Service                        34,560     34,402     31,783    28,687     26,968    25,802     23,918    10,007
   Project Debt Coverages                        1.83       1.87       2.01      2.11       2.21      2.32       2.44      3.01

                                                      2-16







                                                  SALTON SEA FUNDING CORPORATION
                                                               S&W PROJECTIONS
                                                     G&A EXPENSES SENSITIVITY

CASH FLOWS AVAILABLE FOR
 BOND PAYMENTS                  1995      1996       1997      1998       1999       2000      2001       2002
                                ----      ----       ----      ----       ----       ----      ----       ----
 CASH FLOW FROM PROJECTS
 Salton Sea Units I&II            8,829    14,927     15,739    15,677     15,529      7,776     5,212      5,290
 Salton Sea Unit III             27,202    39,883     39,522    39,208     12,363     12,460    12,489     12,562
 Salton Sea Unit IV                   0    13,798     24,835    26,624     27,348     28,112    27,879     29,555
 Vulcan                          12,815     2,063        557     1,273      1,242      1,226     1,174      1,134
 Del Ranch                        5,960     6,862      7,933     9,113        229        266     3,468      1,218
 Elmore                           5,188     6,119      7,218     8,398       (511)      (489)    2,717        444
 Leathers                         3,380     2,710      3,707     4,819      6,941        138       118      4,128
 Changes in AP/AR                  (505)     (996)    (1,684)     (568)     5,640      2,215       102       (272)
                                -------   -------    -------   -------    -------    -------   -------    -------
 Total Cash From Projects        62,870    85,367     97,826   104,545     68,780     51,703    53,160     54,060

 OTHER REVENUE CASH FLOWS
 Monofill Revenue                 1,000     1,000      1,000         0          0          0         0          0
 Royalties from Vulcan            1,194     1,054      1,090     1,129      1,168      1,209     1,251      1,295
 Royalties from Del Ranch        12,311    13,181     14,134    15,147      4,150      4,295     4,415      4,554
 Royalties from Elmore           12,266    13,134     14,083    15,093      4,139      4,284     4,403      4,541
 Royalties from Leathers         12,976    13,889     14,892    15,956     17,022      4,547     4,671      4,815
 Other Royalties                  1,229     1,299      1,381     1,465        509        518       526        534
                                -------   -------    -------   -------    -------    -------   -------    -------
 Total Other Revenues            40,975    43,556     46,581    48,789     26,987     14,853    15,266     15,739

 OTHER EXPENDITURES
 Magma G&A                        5,000     5,150      5,305     5,464      5,628      5,796     5,970      6,149
 Restructuring Expenses           8,600     5,000          0         0          0          0         0          0
 Installments/Pollution Control
  Debt Service                    1,787     1,792      2,610     2,392      1,429      1,337         0          0
 Debt Service Reserve LC Fees       200       400        400       400        400        400       400        400
                                -------   -------    -------   -------    -------    -------   -------    -------
 Total Other Expenditures        15,587    12,342      8,314     8,256      7,457      7,533     6,370      6,549
 Net Cash Available for
  SSFC Debt Service              88,258   116,581    136,092   145,079     88,311     59,023    62,055     63,250

 Interim Debt Service            22,302
 Project Debt Interest (Net)     14,219    30,226     28,110    23,583     19,094     16,667    15,596     13,996
 Project Debt Principal          22,912    48,107     64,378    74,938     35,108     19,573    21,377     22,698
                                -------   -------    -------   -------    -------    -------   -------    -------
 Project Debt Service            59,432    78,333     92,488    98,520     54,202     36,240    36,972     36,693
 Project Debt Coverages            1.49      1.49       1.47      1.47       1.63       1.63      1.68       1.72
 Minimum DCR                1.47
 Average DCR                1.82
 Maximum DCR                2.88

                                        2-17




                                                   SALTON SEA FUNDING CORPORATION
                                                          S&W PROJECTIONS
                                                      G&A EXPENSES SENSITIVITY

  CASH FLOWS AVAILABLE FOR BOND PAYMENTS      2003       2004       2005      2006       2007      2008       2009      2010
                                              ----       ----       ----      ----       ----      ----       ----      ----
   CASH FLOW FROM PROJECTS
   Salton Sea Units I&II                        5,368      5,474      5,533     5,621      5,711     5,833      5,901     6,002
   Salton Sea Unit III                         12,632     12,746     12,777    12,851     12,927    13,052     13,084    13,164
   Salton Sea Unit IV                          30,538     31,478     30,934    26,331     25,944    25,784     24,037    25,629
   Vulcan                                       1,092      1,063      1,004       958        910       878        811       758
   Del Ranch                                    1,148      1,083      1,001       924        844       771        678       590
   Elmore                                         353        266        161        61        (42)     (140)      (259)     (372)
   Leathers                                       531        459        370       285        198       117         15       (80)
   Changes in AP/AR                              (262)      (242)      (221)      567       (148)     (161)       (78)     (236)
                                              -------    -------    -------   -------    -------   -------    -------   -------
   Total Cash From Projects                    51,400     52,328     51,559    47,597     46,345    46,133     44,189    45,455

   OTHER REVENUE CASH FLOWS
   Monofill Revenue                                 0          0          0         0          0         0          0         0
   Royalties from Vulcan                        1,340      1,387      1,436     1,486      1,538     1,592      1,648     1,705
   Royalties from Del Ranch                     4,697      4,861      4,997     5,154      5,316     5,502      5,655     5,833
   Royalties from Elmore                        4,684      4,848      4,983     5,140      5,301     5,487      5,640     5,817
   Royalties from Leathers                      4,964      5,135      5,275     5,438      5,607     5,800      5,960     6,144
   Other Royalties                                543        554        562       572        582       594        604       615
                                              -------    -------    -------   -------    -------   -------    -------   -------
   Total Other Revenues                        16,228     16,785     17,253    17,790     18,344    18,975     19,506    20,115

   OTHER EXPENDITURES
   Magma G&A                                    6,334      6,524      6,720     6,921      7,129     7,343      7,563     7,790
   Restructuring Expenses                           0          0          0         0          0         0          0         0
   Installments/Pollution
     Control Debt Service                           0          0          0         0          0         0          0         0
   Debt Service Reserve LC Fees                   400        400        400       400        400       400        400       200
                                              -------    -------    -------   -------    -------   -------    -------   -------
   Total Other Expenditures                     6,734      6,924      7,120     7,321      7,529     7,743      7,963     7,990
   Net Cash Available for
    SSFC Debt Service                          60,894     62,188     61,693    58,066     57,160    57,365     55,733    57,581

   Interim Debt Service
   Project Debt Interest (Net)                 12,323     10,626      8,471     7,150      5,462     3,766      2,041       377
   Project Debt Principal                      22,237     23,776     23,312    21,537     21,505    22,037     21,876     9,630
                                              -------    -------    -------   -------    -------   -------    -------   -------
   Project Debt Service                        34,560     34,402     31,783    28,687     26,968    25,802     23,918    10,007
   Project Debt Coverages                        1.76       1.81       1.94      2.02       2.12      2.22       2.33      2.88

                                                       2-18








                                           SALTON SEA FUNDING CORPORATION
                                                  S&W PROJECTIONS
                                                        #REF!

CASH FLOWS AVAILABLE FOR BOND PAYMENTS        1995      1996       1997      1998       1999       2000      2001       2002
                                              ----      ----       ----      ----       ----       ----      ----       ----
 CASH FLOW FROM PROJECTS
 Salton Sea Units I&II                          8,824    14,836     15,556    15,417     15,185      7,343     4,685      4,663
 Salton Sea Unit III                           27,197    39,764     39,281    38,858     11,894     11,866    11,762     11,693
 Salton Sea Unit IV                                 0    13,798     24,817    26,594     27,303     28,053    27,805     29,465
 Vulcan                                        12,822     2,015        451     1,274      1,194      1,124     1,015        914
 Del Ranch                                      5,948     6,782      7,780     8,898        182        166     3,312      1,001
 Elmore                                         5,176     6,032      7,049     8,160       (556)      (594)    2,548        207
 Leathes                                        3,367     2,628      3,549     4,599      6,893         36       (42)     3,906
 Changes in AP/AR                                (505)     (996)    (1,684)     (568)     5,640      2,215       102       (272)
                                              -------    -------    -------   -------    -------   -------    -------   -------
 Total Cash From Projects                      62,829    84,858     96,799   103,231     67,735     50,209    51,187     51,577

 OTHER REVENUE CASH FLOWS
 Monofill Revenue                               1,000     1,000      1,000         0          0          0         0          0
 Royalties from Vulcan                          1,194     1,054      1,090     1,129      1,168      1,209     1,251      1,295
 Royalties from Del Ranch                      12,311    13,181     14,134    15,147      4,150      4,295     4,415      4,554
 Royalties from Elmore                         12,266    13,134     14,083    15,093      4,139      4,284     4,403      4,541
 Royalties from Leathers                       12,976    13,889     14,892    15,956     17,022      4,547     4,671      4,815
 Other Royalties                                1,229     1,299      1,381     1,465        509        518       526        534
                                              -------    -------    -------   -------    -------   -------    -------   -------
 Total Other Revenues                          40,975    43,556     46,581    48,789     26,987     14,853    15,266     15,739

 OTHER EXPENDITURES
 Magma G&A                                      1,381     1,436      1,493     1,553      1,615      1,680     1,747      1,817
 Restructuring Expenses                         8,600     5,000          0         0          0          0         0          0
 Installments/Pollution Control
  Debt Service                                  1,787     1,792      2,610     2,392      1,429      1,337         0          0
 Debt Service Reserve LC Fees                     200       400        400       400        400        400       400        400
                                              -------    -------    -------   -------    -------   -------    -------   -------
 Total Other Expenditures                      11,967     8,628      4,503     4,345      3,444      3,416     2,147      2,217
 Net Cash Available for
  SSFC Debt Service                            91,837   119,787    138,876   147,675     91,278     61,646    64,306     65,099

 Interim Debt Service                          22,302
 Project Debt Interest (Net)                   14,219    30,226     28,110    23,583     19,094     16,667    15,596     13,996
 Project Debt Principal                        22,912    48,107     64,378    74,938     35,108     19,573    21,377     22,698
                                              -------    -------    -------   -------    -------   -------    -------   -------
 Project Debt Service                          59,432    78,333     92,488    98,520     54,202     36,240    36,972     36,693
 Project Debt Coverages                          1.55      1.53       1.50      1.50       1.68       1.70      1.74       1.77
 Minimum DCR                1.50
 Average DCR                1.84
 Maximum DCR                2.75

                                              2-19





                                                SALTON SEA FUNDING CORPORATION
                                                        S&W PROJECTIONS
                                              COST ESCALATION AT 4.0% SENSITIVITY

    CASH FLOWS AVAILABLE FOR BOND PAYMENTS      2003       2004       2005      2006       2007      2008       2009      2010
                                                ----       ----       ----      ----       ----      ----       ----      ----
     CASH FLOW FROM PROJECTS
     Salton Sea Units I&II                        4,634      4,626      4,564     4,523      4,477     4,455      4,371     4,309
     Salton Sea Unit III                         11,611     11,564     11,424    11,317     11,200    11,120     10,936    10,788
     Salton Sea Unit IV                          30,430     31,351     30,788    26,164     25,755    25,571     23,800    25,365
     Vulcan                                         807        710        577       453        322       201         40      (112)
     Del Ranch                                      867        733        578       423        260        99        (88)     (274)
     Elmore                                          43       (120)      (308)     (496)      (693)     (890)    (1,115)   (1,340)
     Leathers                                       243        100        (64)     (229)      (401)     (573)      (770)     (968)
     Changes in AP/AR                              (262)      (242)      (221)      567       (148)     (161)       (78)     (236)
                                                -------    -------    -------   -------    -------   -------    -------   -------
     Total Cash From Projects                    48,373     48,722     47,337    42,721     40,773    39,823     37,096    37,532

     OTHER REVENUE CASH FLOWS
     Monofill Revenue                                 0          0          0         0          0         0          0         0
     Royalties from Vulcan                        1,340      1,387      1,436     1,486      1,538     1,592      1,648     1,705
     Royalties from Del Ranch                     4,697      4,861      4,997     5,154      5,316     5,502      5,655     5,833
     Royalties from Elmore                        4,684      4,848      4,983     5,140      5,301     5,487      5,640     5,817
     Royalties from Leathers                      4,964      5,135      5,275     5,438      5,607     5,800      5,960     6,144
     Other Royalties                                543        554        562       572        582       594        604       615
                                                -------    -------    -------   -------    -------   -------    -------   -------
     Total Other Revenues                        16,228     16,785     17,253    17,790     18,344    18,975     19,506    20,115

     OTHER EXPENDITURES
     Magma G&A                                    1,890      1,965      2,044     2,126      2,211     2,299      2,391     2,487
     Restructuring Expenses                           0          0          0         0          0         0          0         0
     Installments/Pollution
      Control Debt Service                            0          0          0         0          0         0          0         0
     Debt Service Reserve LC Fees                   400        400        400       400        400       400        400       200
                                                -------    -------    -------   -------    -------   -------    -------   -------
     Total Other Expenditures                     2,290      2,365      2,444     2,526      2,611     2,699      2,791     2,687
     Net Cash Available for
      SSFC Debt Service                          62,311     63,141     62,147    57,985     56,507    56,099     53,812    54,960

     Interim Debt Service
     Project Debt Interest (Net)                 12,323     10,626      8,471     7,150      5,462     3,766      2,041       377
     Project Debt Principal                      22,237     23,776     23,312    21,537     21,505    22,037     21,876     9,630
                                                -------    -------    -------   -------    -------   -------    -------   -------
     Project Debt Service                        34,560     34,402     31,783    28,687     26,968    25,802     23,918    10,007
     Project Debt Coverages                        1.80       1.84       1.96      2.02       2.10      2.17       2.25      2.75

                                                           2-20







                                                  SALTON SEA FUNDING CORPORATION
                                                          S&W PROJECTIONS
                                                      LIBOR 8.0% SENSITIVITY

CASH FLOWS AVAILABLE FOR
 BOND PAYMENTS                   1995      1996       1997      1998       1999       2000      2001       2002
                                 ----      ----       ----      ----       ----       ----      ----       ----
 CASH FLOW FROM PROJECTS
 Salton Sea Units I&II             8,657    14,927     15,739    15,677     15,529      7,776     5,212      5,290
 Salton Sea Unit III              26,802    39,883     39,522    39,208     12,363     12,460    12,489     12,562
 Salton Sea Unit IV                    0    13,798     24,835    26,624     27,348     28,112    27,879     29,555
 Vulcan                           12,815     2,063        557     1,273      1,242      1,226     1,174      1,134
 Del Ranch                         5,791     6,726      7,831     9,045        196        244     3,457      1,218
 Elmore                            5,010     5,976      7,111     8,327       (546)      (512)    2,705        444
 Leathers                          3,073     2,443      3,497     4,672      6,857        117       104      4,121
 Changes in AP/AR                   (505)     (996)    (1,684)     (568)     5,640      2,215       102       (272)
                                 -------   -------    -------   -------    -------    -------   -------    -------
 Total Cash From Projects         61,644    84,820     97,407   104,260     68,629     51,637    53,123     54,053

 OTHER REVENUE CASH FLOWS
 Monofill Revenue                  1,000     1,000      1,000         0          0          0         0          0
 Royalties from Vulcan             1,194     1,054      1,090     1,129      1,168      1,209     1,251      1,295
 Royalties from Del Ranch         12,311    13,181     14,134    15,147      4,150      4,295     4,415      4,554
 Royalties from Elmore            12,266    13,134     14,083    15,093      4,139      4,284     4,403      4,541
 Royalties from Leathers          12,976    13,889     14,892    15,956     17,022      4,547     4,671      4,815
 Other Royalties                   1,229     1,299      1,381     1,465        509        518       526        534
                                 -------   -------    -------   -------    -------    -------   -------    -------
 Total Other Revenues             40,975    43,556     46,581    48,789     26,987     14,853    15,266     15,739

 OTHER EXPENDITURES
 Magma G&A                         1,381     1,422      1,465     1,509      1,554      1,601     1,649      1,698
 Restructuring Expenses            8,600     5,000          0         0          0          0         0          0
 Installments/Pollution
  Control Debt Service             1,787     1,792      2,610     2,392      1,429      1,337         0          0
 Debt Service Reserve LC Fees        200       400        400       400        400        400       400        400
                                 -------   -------    -------   -------    -------    -------   -------    -------
 Total Other Expenditures         11,967     8,614      4,475     4,301      3,383      3,337     2,049      2,098
 Net Cash Available for
  SSFC Debt Service               90,652   119,762    139,513   148,748     92,233     63,153    66,340     67,694

 Interim Debt Service             22,302
 Project Debt Interest (Net)      14,219    30,226     28,110    23,583     19,094     16,667    15,596     13,996
 Project Debt Principal           22,912    48,107     64,378    74,938     35,108     19,573    21,377     22,698
                                 -------   -------    -------   -------    -------    -------   -------    -------
 Project Debt Service             59,432    78,333     92,488    98,520     54,202     36,240    36,972     36,693
 Project Debt Coverages             1.53      1.53       1.51      1.51       1.70       1.74      1.79       1.84
 Minimum DCR                1.51
 Average DCR                1.95
 Maximum DCR                3.16

                                             2-21






                                            SALTON SEA FUNDING CORPORATION
                                                    S&W PROJECTIONS
                                                LIBOR 8.0% SENSITIVITY

  CASH FLOWS AVAILABLE FOR BOND PAYMENTS      2003       2004       2005      2006       2007      2008       2009      2010
                                              ----       ----       ----      ----       ----      ----       ----      ----
   CASH FLOW FROM PROJECTS
   Salton Sea Units I&II                        5,368      5,474      5,533     5,621      5,711     5,833      5,901     6,002
   Salton Sea Unit III                         12,632     12,746     12,777    12,851     12,927    13,052     13,084    13,164
   Salton Sea Unit IV                          30,538     31,478     30,934    26,331     25,944    25,784     24,037    25,629
   Vulcan                                       1,092      1,063      1,004       958        910       878        811       758
   Del Ranch                                    1,148      1,083      1,001       924        844       771        678       590
   Elmore                                         353        266        161        61        (42)     (140)      (259)     (372)
   Leathers                                       531        459        370       285        198       117         15      (80)
   Changes in AP/AR                              (262)      (242)      (221)      567       (148)     (161)       (78)     (236)
                                              -------    -------    -------   -------    -------   -------    -------   -------
   Total Cash From Projects                    51,400     52,328     51,559    47,597     46,345    46,133     44,189    45,455

   OTHER REVENUE CASH FLOWS
   Monofill Revenue                                 0          0          0         0          0         0          0         0
   Royalties from Vulcan                        1,340      1,387      1,436     1,486      1,538     1,592      1,648     1,705
   Royalties from Del Ranch                     4,697      4,861      4,997     5,154      5,316     5,502      5,655     5,833
   Royalties from Elmore                        4,684      4,848      4,983     5,140      5,301     5,487      5,640     5,817
   Royalties from Leathers                      4,964      5,135      5,275     5,438      5,607     5,800      5,960     6,144
   Other Royalties                                543        554        562       572        582       594        604       615
                                              -------    -------    -------   -------    -------   -------    -------   -------
   Total Other Revenues                        16,228     16,785     17,253    17,790     18,344    18,975     19,506    20,115

   OTHER EXPENDITURES
   Magma G&A                                    1,749      1,802      1,856     1,911      1,969     2,028      2,088     2,151
   Restructuring Expenses                           0          0          0         0          0         0          0         0
   Installments/Pollution
    Control Debt Service                            0          0          0         0          0         0          0         0
   Debt Service Reserve LC Fees                   400        400        400       400        400       400        400       200
                                              -------    -------    -------   -------    -------   -------    -------   -------
   Total Other Expenditures                     2,149      2,202      2,256     2,311      2,369     2,428      2,488     2,351
   Net Cash Available for
    SSFC Debt Service                          65,479     66,911     66,557    63,076     62,321    62,680     61,207    63,219

   Interim Debt Service
   Project Debt Interest (Net)                 12,323     10,626      8,471     7,150      5,462     3,766      2,041       377
   Project Debt Principal                      22,237     23,776     23,312    21,537     21,505    22,037     21,876     9,630
                                              -------    -------    -------   -------    -------   -------    -------   -------
   Project Debt Service                        34,560     34,402     31,783    28,687     26,968    25,802     23,918    10,007
   Project Debt Coverages                        1.89       1.94       2.09      2.20       2.31      2.43       2.56      3.16

                                                                2-22